REVOLVING CREDIT AND TERM LOAN AGREEMENT

                         DATED AS OF APRIL 14, 2000

                                BY AND AMONG

                             NASHUA CORPORATION
                      AND CERTAIN OF ITS SUBSIDIARIES
                              AS THE BORROWER,

                                    AND

                          THE LENDERS PARTY HERETO

                                    AND

                               FLEET BANK-NH,
                                  AS AGENT





                             NASHUA CORPORATION
                  REVOLVING CREDIT AND TERM LOAN AGREEMENT

                             TABLE OF CONTENTS
   SECTION                                                                PAGE

 ss.1.     DEFINITIONS AND RULES OF INTERPRETATION..........................1
   ss.1.1.     Definitions..................................................1
   ss.1.2.     Rules of Interpretation.....................................11

 ss.2.     THE CREDIT FACILITIES...........................................12
   ss.2.1.     Amounts and Terms of the Facilities.........................12
   ss.2.2.     Fees........................................................14
   ss.2.3.     Reduction of Commitments....................................15
   ss.2.4.     Revolving Credit Notes......................................15
   ss.2.5.     Term Notes..................................................15
   ss.2.7.     Requests for Loans..........................................17
   ss.2.8.     Conversion and Continuation.................................17
   ss.2.9.     Funds for Loans.............................................18
   ss.2.10.    Letter of Credit Request Procedure; Funding;
               Obligations.................................................18
   ss.2.11.    Collateral..................................................21
   ss.2.12.    Guaranties..................................................21
   ss.2.13.    Borrowing Base for Revolving Credit Loans...................21

ss.3.     PREPAYMENT OF THE LOANS; RESERVES; CROSS DEFAULT
          AND TERMINATION..................................................22
   ss.3.1.     Voluntary Prepayments.......................................22
   ss.3.2.     Mandatory Prepayments.......................................23
   ss.3.3.     Prepayment Fee..............................................23
   ss.3.4.     Cross Default and Termination...............................23

ss.4.     CERTAIN GENERAL PROVISIONS.......................................23
   ss.4.1.     Funds for Payments..........................................23
   ss.4.2.     Computations................................................24
   ss.4.3      Inability to Determine LIBOR................................24
   ss.4.4.     Illegality..................................................25
   ss.4.5.     Additional Costs, Etc.......................................25
   ss.4.6.     Capital Adequacy............................................26
   ss.4.7.     Certificate.................................................26
   ss.4.8.     Indemnity...................................................27
   ss.4.9.     Charges for Overdue Amounts.................................27
   ss.4.10.    Mitigation..................................................27
   ss.4.11.    Joint and Several Obligations...............................27

ss.5.     REPRESENTATIONS AND WARRANTIES...................................28
   ss.5.1      Organization, Standing, etc.  of the Borrowers..............28
   ss.5.2      Subsidiaries................................................28
   ss.5.3      Qualification...............................................28
   ss.5.4      Financial Information; Disclosure, Etc......................28
   ss.5.5      Licenses, Etc...............................................29
   ss.5.6      Tax Returns and Payments....................................29
   ss.5.7      Indebtedness, Liens and Investments, Etc....................29
   ss.5.8      Title to Properties, Liens..................................29
   ss.5.9      Litigation, Etc.............................................30
   ss.5.10     Authorization, Compliance with Other Instruments............30
   ss.5.11     Governmental Consent........................................30
   ss.5.12     Intentionally Omitted.......................................30
   ss.5.13     Regulation U, Etc...........................................30
   ss.5.14     Employee Retirement Income Security Act of 1974.............30
   ss.5.15     Environmental Matters.......................................31
   ss.5.16     Use of Proceeds.............................................31
   ss.5.17     Investment Company Act, Public Utility Holding
               Company Act.................................................32
   ss.5.18     Disclosures.................................................32

ss.6.     AFFIRMATIVE COVENANTS............................................32
   ss.6.1.   Records and Accounts..........................................32
   ss.6.2.   Financial Statements, Certificates and Information............32
   ss.6.3.   Legal Existence: Compliance with Laws.  Etc...................34
   ss.6.4.   Insurance.....................................................34
   ss.6.5.   Payment of Taxes..............................................35
   ss.6.6.   Payment of Other Indebtedness, Etc............................35
   ss.6.7.   Further Assurances............................................35
   ss.6.8.   Depository Account............................................35
   ss.6.9.   Use of Proceeds...............................................35
   ss.6.10.  Composition of Management.....................................36
   ss.6.11.  Composition of Board..........................................36
   ss.6.12.  Operating Account.............................................36

ss.7.     CERTAIN NEGATIVE COVENANTS.......................................36
   ss.7.1.   Indebtedness..................................................36
   ss.7.2.   Mortgages, Liens, Etc.........................................37
   ss.7.3.   Loans, Guarantees and Investments.............................37
   ss.7.4.   Leases........................................................38
   ss.7.5.   Mergers and Consolidations; Acquisitions......................38
   ss.7.6.   Sale of Assets................................................39
   ss.7.7.   Capital Expenditures..........................................39
   ss.7.8.   Distributions.................................................39
   ss.7.9.   Compliance with ERISA.........................................39
   ss.7.10.  Transactions with Affiliates..................................39
   ss.7.11.  Observance of Subordination Provisions, Etc...................39
   ss.7.12.  Environmental Liabilities.....................................39
   ss.7.13.  Subsidiaries..................................................40
   ss.7.14.  Issuance of Shares............................................40
   ss.7.15.  Subsidiary Distributions......................................40
   ss.7.16.  Material Adverse Effect.......................................40
   ss.7.17.  No Negative Pledges...........................................40

ss.8.     FINANCIAL COVENANTS..............................................40

ss.9.     DEFAULTS: REMEDIES...............................................41
   ss.9.1   Events of Default; Acceleration................................41
   ss.9.2   Remedies on Default, Etc.......................................43

ss.10.    CLOSING CONDITIONS...............................................43
   ss.10.1. Loan Documents, Etc............................................44
   ss.10.2. Corporate Action...............................................44
   ss.10.3. Incumbency Certificate.........................................44
   ss.10.5. Payment of Fees................................................44
   ss.10.6. Rittenhouse Transaction........................................45
   ss.10.7. Closing Agenda.................................................45
   ss.10.8. Title Insurance................................................45
   ss.10.9. Employment Agreement...........................................45
   ss.10.10.Valuation......................................................45

ss.11.    CONDITIONS TO ALL LOANS..........................................45
   ss.11.1.  Accuracy of Representations: No Event of Default..............45
   ss.11.2.  Loan Request..................................................46
   ss.11.3.  No Legal Impediment...........................................46
   ss.11.4.  Due Diligence Complete........................................46
   ss.11.5.  No Material Adverse Change....................................46
   ss.11.6.  Field Audit...................................................46
   ss.11.7.  Environmental Site Assessment.................................46
   ss.11.8.  Appraisal.....................................................47

ss.12.    THE AGENT........................................................47
   ss.12.1.  Appointment, Powers and Immunities............................47
   ss.12.2.  Reliance by Agent.............................................48
   ss.12.3.  Defaults......................................................48
   ss.12.4.  Rights as a Lender............................................48
   ss.12.5.  Indemnification...............................................48
   ss.12.6.  Non-Reliance on Agent and Other Lenders.......................49
   ss.12.7.  Failure to Act................................................49
   ss.12.8.  Resignation of Agent..........................................49
   ss.12.9.  Cooperation of Lenders........................................49
   ss.12.10. Amendment ofss.l2.............................................50

ss.13.    SETOFF, ETC......................................................50

ss.14.    EXPENSES.........................................................50

ss.15.     INDEMNIFICATION.................................................51
   ss.15.1.  General Indemnification.......................................51
   ss.15.2.  Foreign Currency Indemnification..............................51

ss.16.    SURVIVAL OF COVENANTS.  ETC......................................52

ss.17.    ASSIGNMENT AND PARTICIPATION.....................................52
   ss.17.1.  Assignment by the Lenders.....................................52
   ss.17.2.  Assignment by Borrowers.......................................53
   ss.17.3.  Participations by the Lenders.................................53
   ss.17.4.  Replacement of Lender.........................................53

ss.18.    FOREIGN LENDER...................................................54

ss.19.    NOTICES, ETC.....................................................54

ss.20.    GOVERNING LAW; JURISDICTION......................................55

ss.21.    HEADINGS.........................................................56

ss.22.    COUNTERPARTS.....................................................56

ss.23.    ENTIRE AGREEMENT, ETC............................................56

ss.24.    WAIVER OF JURY TRIAL.............................................56

ss.25.    CONSENTS, AMENDMENTS, WAIVERS, ETC...............................56

ss.26.    CONFIDENTIALITY..................................................57

ss.27.    SEVERABILITY.....................................................57

ss.28.    NATURE OF LENDER'S OBLIGATIONS...................................57






                  REVOLVING CREDIT AND TERM LOAN AGREEMENT
                  ----------------------------------------

         This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of the 14th day of April, 2000 by and among NASHUA CORPORATION, a Delaware corporation ("NASHUA"), RITTENHOUSE, L.L.C., an Illinois limited liability company ("RITTENHOUSE"), RITTENHOUSE PAPER COMPANY, an Illinois corporation ("RPC") (Nashua, Rittenhouse and RPC are referred to individually as a "Borrower" and collectively as the "Borrowers") and FLEET BANK-NH, a bank organized under the laws of the State of New Hampshire ("Fleet"), as a Lender (as defined below), and as Agent (as defined below) for itself and the other Lender, LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LaSalle") and the other Lenders from time to time party hereto.

ss.1.      DEFINITIONS AND RULES OF INTERPRETATION.

         ss.1.1. Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Affected Lender. The meaning specified in ss.17.4.

         Affiliate. As applied to any Person, a spouse of such Person, any relative (by blood, adoption or marriage) of such Person within the third degree, any managing member, director or officer of such Person, any corporation, association, firm or other entity of which such Person is a managing member, director or officer and any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

         Agent. Fleet in its capacity as agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant toss.12.8.

         Available Revolving Commitment. The Total Revolving Commitment less the sum of (a) the outstanding principal amounts advanced as Revolving Credit Loans and (b) the aggregate amount of Letter of Credit Liabilities.

         Base Rate. For any date, the variable per annum rate of interest designated from time to time by the Agent as its "prime rate" in effect on such day; provided, however, such prime rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Each time the Base Rate changes, the interest rate on Base Rate Loans shall change immediately without notice or demand of any kind.

         Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

         Base Rate Margin.   The meaning specified in ss.2.6(a).

         Borrower. NASHUA CORPORATION, RITTENHOUSE PAPER COMPANY OR RITTENHOUSE, L.L.C.

         Borrowers. NASHUA CORPORATION, RITTENHOUSE PAPER COMPANY and RITTENHOUSE, L.L.C.

         Borrowing Base. The sum of eighty percent (80%) of the Eligible Accounts plus fifty percent (50%) of the Eligible Inventory.

         Breakage Costs. With respect to any LIBOR Loan means, the product of (i) the amount of the LIBOR Loan which is pre-paid or failed to be borrowed times (ii) the difference between the existing effective rate on such LIBOR Loan and the rate at which the Agent determines that the amount of any such Loan can be placed in the London Interbank Market or in United States Government Securities (whichever rate is higher) for the remainder of the Interest Period times (iii) the number of days until the expiration of the Interest Period divided by 360, plus any other reasonable costs and expenses which Lenders incur resulting from any Borrower's prepayment of, or failure to borrow such Loan.

         Business Day. Any day on which banking institutions in Manchester, New Hampshire and Chicago, Illinois are open for the transaction of banking business and, in the case of LIBOR Loans, a day which is a LIBOR Business Day.

         Capital Expenditures. Any payment made directly or indirectly by any Borrower for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the Consolidated fixed asset account of the Borrower, including without limitation amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of such Borrower thereunder would be required by GAAP to be capitalized and shown as liabilities on the Consolidated balance sheet of the Borrower.

         Capitalized Leases. Leases under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

         Change in Control. Shall be deemed to have occurred if any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than fifty percent (50%), on a fully-diluted basis, of the aggregate ordinary voting power of the Borrower.

         Change in Control of the Board.  The meaning specified in ss.6.11.

         Change in Senior Management.  The meaning specified in ss.6.10.

         Closing Date. The first date on which the conditions set forth inss.10 andss.11 have been satisfied and any Loans are made.

         Code.  The Internal Revenue Code of 1986, as amended.

         Collateral. All property of any nature whatsoever upon which a lien or security interest is created or purported to be created by any Loan Documents as security for the Obligations or any portion thereof.

         Commitment. As to any Lender, the Lender's Percentage of the Total Commitment.

         Commitment Fee.  The meaning specified in ss.2.2(c).

         Consolidated. With reference to any term herein, shall mean that term as applied to the accounts of the Borrowers consolidated with its Subsidiaries in accordance with GAAP.

         Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto, as the same may be amended or otherwise modified.

         Current Lines of Business. The lines of business conducted by the Borrowers on the Closing Date and any business and activities incidental thereto.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with ss.2.8.

         EBITDA.  The meaning specified inss.8.

         Eligible Accounts. Means and refers to such accounts and accounts receivable of Nashua and Rittenhouse as the Lenders determine to be satisfactory, in their sole discretion, and which meet the following specifications:

         (a) are not more than ninety (90) days past due from the date of the invoice therefor. In the event more than twenty percent (20%) of the accounts receivable from a particular account debtor are more than ninety
(90) days past due from the earlier of the date of the invoice or the date of shipping, all of the accounts receivable from that particular account debtor shall be excluded from Eligible Accounts;

         (b) do not arise out of the sale by Nashua or Rittenhouse of goods consigned or delivered to Nashua or Rittenhouse on "sell or return" terms (whether or not compliance has been made with Section 2-326 of the Uniform Commercial Code);

         (c) arose in the ordinary course of Nashua's or Rittenhouse's business;

         (d) do not arise out of any sale made on a "bill and hold" or delayed shipping basis in excess of fifteen (15) days;

         (e) are generated from customers whose principal place of business is within the United States (unless supported by letters of credit acceptable to the Lenders);

         (f) are generated from any corporation or other entity or person other than one which is related to Nashua or Rittenhouse, or is of common ownership with Nashua or Rittenhouse, or could be treated as a member of the same controlled group of corporations of which Nashua or Rittenhouse is a member;

         (g) are not subject to any claim, counterclaim, set off, or chargeback or which include terms which permit the account debtor to return to Nashua or Rittenhouse for credit or refund, the goods giving rise to such account or account receivable (other than adjustments made in the ordinary course of business);

         (h)        are not evidenced by a promissory note;

         (i)        are not finance charges;

         (j) are not owed by any person employed by, or salesman of, Nashua or Rittenhouse;

         (k) are not owed by an account debtor that is the subject of a bankruptcy or similar insolvency proceeding, or that has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; and

         (l)        are not contra accounts or re-aged accounts.

         Eligible Inventory. Means and refers to Nashua's and Rittenhouse's inventory as the Lenders determine to be satisfactory, in their sole discretion, and which meet the following criteria:

         (a) inventory which is not in transit and, with regard to Rittenhouse inventory, is not located outside of New Hampshire, California, Tennessee, Illinois or Texas and with regard to Nashua inventory, is not located outside of California, Tennessee, New Hampshire, Nebraska, Indiana, Nevada, Pennsylvania or Washington;

         (b)        inventory which is not perishable;

         (c) inventory which is in good condition, or currently usable or currently saleable in the ordinary course of Nashua's or Rittenhouse's business;

         (d)        inventory which is not obsolete or out of season;

         (e) inventory not consisting of supplies, containers, or other packaging materials;

         (f) inventory which is not subject to a lien in favor of a person other than the Agent, or is stored only at Nashua's or Rittenhouse's principal place of business or at locations approved by the Lenders or is stored at locations leased by Nashua or Rittenhouse or with a bailee, consignee, warehouseman or similar third party;

         (g) inventory which is considered finished goods or raw material, but not including work in process; and

         (h) inventory which does not require the payment of any tax, impost, duty or other levy prior to Nashua's or Rittenhouse's exercise of dominion and control with respect thereto.

         Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, or with respect to which any Borrower or any ERISA Affiliate has actual or contingent liability, in each case other than a Multiemployer Plan.

         Environmental Laws. Any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental authority, relating in any way to the environment, preservation or reclamation of natural resources or human exposure to or the management or Release or threatened Release of any Hazardous Material.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Affiliate. Any Person which is treated as a single employer with any Borrower under Section 414 of the Code or Section 4001 of ERISA.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Event of Default.  The meaning specified in ss.9.1.

         Facility Fee. A fee in the amount of $100,000, which Facility Fee is due and payable ratably to each of the Lenders on the Closing Date, and which Facility Fee is deemed to be fully earned and non-refundable on the Closing Date.

         Fronting Bank. Means Fleet or such other Lender which is a commercial bank as the Borrowers and Fleet may mutually designate from time to time which agrees to be the issuer of a Letter of Credit.

         GAAP. Generally accepted accounting principles in the United States of America.

         Guaranteed Pension Plan. Any Employee Benefit Plan, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA.

         Hazardous Materials. All explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls or materials or equipment containing polychiorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon a Person's balance sheet as liabilities for borrowed money, including: (a) all debt for borrowed money and similar monetary obligations, whether direct or indirect; (b) all liabilities for borrowed money secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired by such Person subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations in respect of Capitalized Leases; and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness for borrowed money owed by others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         Interest Expense. For any period, the aggregate amount (determined in accordance with GAAP) of interest paid or payable during such period by any Person in respect of all Indebtedness for borrowed money, Capitalized Leases and the deferred purchase price of property.

         Interest Payment Date. (a) As to any Base Rate Loan, the first day of every month beginning with the first day of the first month after the Closing Date and any date on which such Base Rate Loan is converted to a LIBOR Loan; and (b) as to any LIBOR Loan, the last day of the Interest Period relating to such LIBOR Loan; provided, that in the event that such Interest Period is more than 90 days, each 90th day during such Interest Period and the last day of such Interest Period.

         Interest Period. With respect to each LIBOR Loan, the period of one, two or three months, as selected by any Borrower commencing on the Drawdown Date of such LIBOR Loan; provided that the foregoing provisions relating to Interest Periods are subject to the following:

         (a) if any Interest Period would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day; and

         (b) no Interest Period with respect to a LIBOR Loan may extend beyond the applicable Maturity Date.

         Interest Rate Protection Agreement. An interest rate swap, cap or collar agreement or similar agreement between any Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise), without duplication, for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement. repayment, liquidating dividend or liquidating distribution);
(d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Lenders. Each Person which may from time to time own a Percentage of the Total Commitment, including Fleet in its capacity as a Lender; provided, however that the term "Lender" shall not include any Participant.

         Letter of Credit Agreement. Means, with respect to each Letter of Credit to be issued by the Fronting Bank therefor, the letter of credit application and reimbursement agreement which such Fronting Bank requires to be executed by Borrower in connection with the issuance of such Letter of Credit.

         Letter of Credit Liabilities. Means, at any time, the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (b) all unreimbursed drawings under Letters of Credit.

         Letters of Credit.   Has the meaning specified in ss.2.10.

         LIBOR. With respect to any LIBOR Loan for any Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to the applicable Interest Period which appears on the Telerate page 3570 as of 11:00 a.m. London time on the day that is two London business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Rueters page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Business Days prior to the beginning of such Interest Period.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the date that is two (2) London Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Business Days preceding the first day of such Interest Period. In the event any Lender is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Lenders, then for any period during which such Reserve Percent shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basis, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

         LIBOR Business Day. Any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

         LIBOR Loans. Loans bearing interest calculated by reference to the LIBOR.

         LIBOR Margin.  The meaning specified in ss.2.6.

         Licenses.  The meaning specified in ss.5.5.

         Loan Documents. This Credit Agreement, the Notes, the Security Documents, Letters of Credit, the Letter of Credit Agreements, Interest Rate Protection Agreements among the Borrowers, the Agent and/or any Lender, and any and all other documents, agreements and instruments now or hereafter executed and/or delivered in connection with any of the foregoing, and any and all amendments, modifications, renewals, extensions or restatements thereof.

         Loan Request.  The meaning specified in ss.2.7.

         Loans.  The Term Loan and the Revolving Credit Loans.

         Material Adverse Effect. Means, with respect to any Person, any material adverse effect, or the occurrence of any event or the existence of any condition that would reasonably be expected to have a material adverse effect, on (a) the prospects, business or financial condition, or performance of such Person and its Subsidiaries, taken as a whole, (b) the ability of such Person to pay and perform the obligations for which such Person is responsible when due, or (c) with respect to any Borrower, the validity or enforceability of (i) any of the Loan Documents, (ii) any Lien created or purported to be created by any of the Loan Documents or the required priority of any such Lien, or (iii) the rights and remedies of Agent or the Lenders under any of the Loan Documents.

         Material Subsidiary.  The meaning specified in ss.5.2.

         Maturity Date. June 30, 2005 with respect to the Term Loan and June 30, 2002 with respect to the Revolving Credit Loans.

         Moody's.  Moody's Investors Service, Inc.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate or with respect to which any Borrower or any ERISA Affiliate has actual or contingent liability.

         Notes.  The Term Note and the Revolving Credit Note.

         Obligations. All indebtedness, obligations and liabilities of the Borrowers to the Lenders, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the Loan Documents, or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof.

         Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         Participant.  The meaning specified in ss.17.3.

         PBGC. The Pension Benefit Guaranty Corporation created byss.4002 of ERISA and any successor entity or entities having similar responsibilities.

         Percentage.  The meaning specified in ss.2.1(a).

         Permitted Liens.  The meaning specified in ss.7.2.

         Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, organization, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Qualified Plan. A pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code which any Borrower or any ERISA Affiliate sponsors, maintains, or to which any such Person makes, is making, or is obligated to make, contributions, or, in the case of a multiple-employer plan (as described in Section 4064(a) of ERISA), has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

         Real Estate.    The meaning specified in ss.2.11.

         Record. The grid attached to the Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Revolving Credit Loan referred to in the Revolving Credit Note.

         Reimbursement Obligation. Means all indebtedness, liabilities, and obligations of the Borrowers to reimburse the Agent or the Fronting Bank in accordance with ss.2.10(d) for any demand for payment or drawing under a Letter of Credit.

         Release. Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         Replacement Lender.  The meaning specified in ss.17.4.

         Required Lenders. Any two or more Lenders holding in the aggregate at least sixty six percent (66%) of the amounts Outstanding on the Loans or, if no amounts are Outstanding hereunder, of the Percentages of the Total Commitment.

         Revolving Credit Loan. A revolving credit loan made pursuant to ss.2.1(b).

         Revolving Credit Note.  The meaning specified in ss.2.4.

         Revolving Loan Commitment.  The meaning specified in ss.2.1.

         Rittenhouse Transaction. The transactions contemplated by that Stock Purchase Agreement among RPC, certain stockholders thereof and Nashua dated March 21, 2000 regarding the acquisition of all of the stock of RPC.

         S&P. Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, Inc.

         Security Documents. Means any guaranty, security agreement, financing statement, mortgage, collateral assignment or negative pledge agreement now or hereafter executed and/or delivered by any Borrower or any Subsidiary thereof in connection with or as security or assurance for the payment or performance of the Obligations, or the Credit Agreement, as such agreements may be amended, modified, supplemented or renewed.

         Subordinated Debt: (a) The existing Indebtedness of the Borrowers which is designated as "Subordinated Debt" in Schedule 5.7 attached hereto, and (b) any other Indebtedness of Borrowers which matures in its entirety and by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Debt) is made subordinate and junior in right of payment to the Notes and to Borrowers' other obligations to the Lenders hereunder by provisions reasonably satisfactory in form and substance to the Required Lenders and their counsel.

         Subsidiary. Any partnership, corporation, association, trust, or other business entity of which any Borrower shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Interests.

         Term Loan.  The term loan made in accordance with ss.2.1(d).

         Term Loan Commitment.  The meaning specified in ss.2.1.

         Term Note.  The meaning specified in ss.2.5.

         Total Commitment. The sum of the Total Revolving Loan Commitment and the Total Term Loan Commitment.

         Total Funded Debt.  The meaning specified in ss.8.

         Total Revolving Loan Commitment.  The meaning specified in ss.2.1.

         Total Term Loan Commitment.  The meaning specified in ss.2.1.

         Type. With respect to any Loan, means a classification of that Loan as a Base Rate Loan or a LIBOR Loan with a certain Interest Period. By way of example, a LIBOR Loan with a three month Interest Period ending June 30, 2000 shall be a different Type of Loan than a LIBOR Loan with a two month Interest Period ending May 15, 2000.

         Unfunded Benefit Liability. The excess of a Qualified Plan's or a multiemployer Plan's benefit liabilities (as defined in Section 4001
(a)(16) of ERISA) over the current value of such plan's assets, determined in accordance with the assumptions used by the plan's actuaries for funding the plan pursuant to Section 412 of the Code for the applicable plan year.

         Voting Interests. Stock or similar interests, of any class or classes (however designated) the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the partnership, corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

       ss.1.2.      Rules of Interpretation.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law unless otherwise expressly stated.

         (d) A reference to any Person includes its permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

         (h) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

         (i) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrowers notify the Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change in GAAP occurring after the date hereof or in the application thereof on the operation of such provision (or if the Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ss.2.      THE CREDIT FACILITIES.

       ss.2.1.      Amounts and Terms of the Facilities.

         (a) Commitments. Nashua wishes to establish for the benefit of the Borrowers (i) a term loan facility in the maximum principal amount of Twenty Million Dollars ($20,000,000) as further described in ss.2.1(d) (the "Total Term Loan Commitment"); and (ii) a revolving credit facility in an aggregate principal amount at any one time outstanding up to Thirty Five Million Dollars ($35,000,000); provided, however, if the aggregate principal amount at any one time outstanding under the Revolving Credit
Loan exceeds Fifteen Million Dollars ($15,000,000) or the amount of Eligible Accounts declines to Twenty Five Million Dollars ($25,000,000) or less, the maximum principal amount of the Revolving Credit Loan shall be the lesser of (A) Thirty Five Million Dollars ($35,000,000) or (B) the Borrowing Base (the "Total Revolving Loan Commitment"). Notwithstanding the foregoing, the parties hereto acknowledge and agree that until such time as the conditions of ss.11.7 and ss.11.8 are met and the Lenders have deemed the Real Estate acceptable collateral in their sole discretion, the amount of the Total Revolving Loan Commitment and the Revolving Credit Loan shall be the lesser of (A) Thirty Five Million Dollars ($35,000,000) or (B) the Borrowing Base minus a reserve equal to the sum of Twenty Million Dollars ($20,000,000) minus eighty percent (80%) of the appraised liquidation value of the machinery and equipment formally pledged to the Lenders hereunder. Each Lender is severally willing to establish such revolving credit and term loan facilities on behalf of the Borrowers, subject to the terms and conditions set forth herein, in the aggregate maximum amounts at any one time outstanding set forth below opposite each Lender's name and in the respective percentages set forth opposite each

Lender's name which shall be applicable to such revolving credit facility and such term loan facility hereunder (hereinafter referred to as such Lender's "Percentage"). If, when all of the conditions set forth herein are met, any Lender does not make available to the Agent the amount required pursuant to ss.2.1(b), ss.2.1(c) or ss.2.1(d), the Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of nonpayment until such amount is paid in full at a rate equal to the Base Rate plus the Base Rate Margin.


-----------------------------------------------------------------------------------------------
    LENDER   REVOLVING LOAN  % OF REVOLVING LOAN    TERM LOAN      % OF TERM      % OF TOTAL
               COMMITMENT        COMMITMENT        COMMITMENT   LOAN COMMITMENT   COMMITMENT
-----------------------------------------------------------------------------------------------
Fleet          $19,090,910        54.54545%        $10,909,090     54.54545%      54.54545%
-----------------------------------------------------------------------------------------------
LaSalle        $15,909,090        45.45455%        $ 9,090,910     45.45455%      45.45455%
-----------------------------------------------------------------------------------------------
TOTAL          $35,000,000          100%           $20,000,000        100%           100%
-----------------------------------------------------------------------------------------------

         (b) Revolving Loans. Subject to the terms and conditions set forth in this Credit Agreement, each Lender hereby severally establishes a revolving credit facility in favor of the Borrowers in the individual principal amount of such Lender's Percentage of the Total Revolving Loan Commitment. Each Lender agrees to lend to the Borrowers, and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date, upon notice by the requesting Borrower to the Agent given in accordance with ss.2.7, such sums as are requested by the requesting Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Percentage of the Available Revolving Commitment; provided; however, that the proceeds of any and all borrowings and reborrowings hereunder shall be used solely for the purposes described in ss.5.16. All Revolving Credit Loans shall be made as LIBOR Loans or Base Rate Loans, at the requesting Borrower's option. Base Rate Loans may be converted to LIBOR Loans; and LIBOR Loans may be continued or converted to Base Rate Loans under the circumstances, and subject to the conditions, specified in ss.2.8. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.10 and ss.11, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and ss.11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         (c) Letters of Credit. The Borrowers may utilize the Revolving Credit Loans by requesting that the Fronting Bank issue, and the Fronting Bank, subject to the terms and conditions of this Agreement, shall issue, standby and commercial letters of credit for the Borrowers' account (such letters of credit being hereinafter referred to as the "Letters of Credit"); provided, however, the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of Five Million Dollars ($5,000,000) or the Available Revolving Commitment. Upon the date of issue of a Letter of Credit, Agent shall be deemed, without further action by any party hereto, to have sold to each Lender who holds a Revolving Loan Commitment, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from Agent, a participation to the extent of such Lender's Percentage (calculated with respect to the Revolving Loan Commitments) in such Letter of Credit and the related Letter of Credit Liabilities. Upon termination of the Revolving Loan Commitments, any Letter of Credit then outstanding which has been fully cash collateralized to the satisfaction of Agent and the Fronting Bank shall no longer be considered a "Letter of Credit" as defined in this Agreement and any participating interest heretofore granted by the Fronting Bank to the Lenders holding Revolving Loan Commitments in such Letter of Credit shall be deemed terminated but the letter of credit fees payable hereunder shall continue to accrue to the Fronting Bank with respect to such Letter of Credit until the expiry thereof.

         (d) The Term Loan. On the Closing Date each of the Lenders shall severally lend to the Borrowers such Lender's Percentage of the Term Loan Commitment in accordance with a written borrowing request from the Borrowers pursuant to ss.2.7. Proceeds of the Term Loan Commitment shall be used by the Borrowers only in connection with the Rittenhouse Transaction. The Term Loan may consist of one or more LIBOR Loans or Base Rate Loans, at Borrowers' option, but in the absence of an election by the Borrowers shall be Base Rate Loans. Base Rate Loans may be converted to LIBOR Loans; and LIBOR Loans may be continued or converted to Base Rate Loans under the circumstances, and subject to the conditions, specified in ss.2.8. Each request for a LIBOR Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.10 and ss.11, in the case of the initial Loans to be made on the Closing Date, and ss.11, in the case of all other Loans, have been satisfied on the date of such request.

       ss.2.2.      Fees.

         (a) Unused Facility Fee. The Borrowers agree to pay to the Agent for the ratable account of each Lender, a commitment fee (the "Facility Fee") equal to one quarter of one percent (1/4%) on the daily average unused portion of such Lender's portion of the Available Revolving Commitment during the immediately preceding fiscal quarter of the Borrower (adjusted as appropriate for any reduction or termination of any portion of the Revolving Loan Commitment during the immediately preceding fiscal quarter or portion thereof). The Facility Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable quarterly in arrears.

         (b) Agent's Fees. The Borrowers agree to pay to the Agent, for the Agent's own account, on the date hereof and on each anniversary date hereafter, the agency fee described in the letter to Nashua dated March 17, 2000.

         (c) Commitment Fee. On the Closing Date, the Borrowers shall pay to the Agent for the ratable account of each of the Lenders a Commitment Fee in the amount of $100,000.

         (d) Letter of Credit Fees. The Borrowers will pay to the Agent, for the ratable account of each Lender holding a Revolving Loan Commitment, a per annum fee equal to 1.25% of the face amount of each Letter of Credit which fee shall be due upon issuance of the Letter of Credit and on each anniversary date thereafter as long as the Letter of Credit remains outstanding. The Borrowers will pay to the Fronting Bank, for its account only, all reasonable customary fees for the issuance, amendments to and processing of Letters of Credit.

         ss.2.3. Reduction of Commitments. Subject to the terms and conditions of ss.3, the Borrowers shall have the right at any time and from time to time upon two (2) Business Days' prior written notice to the Agent (which shall in turn give prompt written notice to each Lender) to reduce by $500,000 or a multiple of $500,000 in excess thereof or terminate entirely any portion of the Revolving Loan Commitment, pro rata in accordance with each Lender's Percentage, whereupon the Revolving Loan Commitment shall be reduced accordingly or, as the case may be, terminated. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the ratable account of each Lender the full amount of any Commitment Fee payable pursuant to ss.2.2(a) then accrued on the amount of the reduction. No reduction of the Revolving Loan Commitment may be reinstated and no prepayment of the Term Loan may be reinstated or reborrowed.

         ss.2.4. Revolving Credit Notes. The Revolving Credit Loans made by the Lenders hereunder shall be evidenced by promissory notes of the Borrowers in substantially the form attached hereto (collectively, the "Revolving Credit Note"), dated as of the Closing Date. The Revolving Credit Note shall be payable to the order of each Lender in principal amounts equal to such Lender's Percentage of the Total Revolving Loan Commitment or, if less, the aggregate outstanding amount of all Revolving Credit Loans made by the Lenders hereunder, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal or interest on the Revolving Credit Note, an appropriate notation on its Record or elsewhere in accordance with the Agent's customary procedures reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment and the respective pro-rata allocations to each Lender in accordance with its respective Percentage. The Agent shall record the outstanding amount of the Revolving Credit Loans on the Record or elsewhere in accordance with the Agent's customary procedures as prima facie evidence of the principal amount thereof owing and unpaid to the Lenders, but the failure to record, or any error in so recording, any such amount on the Record or elsewhere in accordance with the Agent's customary procedures shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Revolving Credit Note to make payments of principal of or interest on the Revolving Credit Note when due. The Revolving Credit Note shall be due and payable on the Maturity Date.

         ss.2.5. Term Notes. The Term Loan shall be evidenced by promissory notes in the form attached hereto (collectively, the "Term Note"), payable to the order of each of the Lenders, dated as of the Closing Date and in the aggregate principal amount of Twenty Million Dollars ($20,000,000).

       ss. 2.6.     Interest on Loans/Principal Repayment.

         (a) The Loans shall bear interest, at the Borrowers' option (subject to the limitations and conditions set forth herein), at a rate per annum equal to the Base Rate or LIBOR plus the applicable margin set forth below based on Nashua's net income, as defined in ss.2.6(b) below (which margins are referred to below as the "Base Rate Margin", the "Revolver LIBOR Margin" or the "Term LIBOR Margin", respectively, as applicable). The initial Base Rate Margin is 0%; the initial Revolver LIBOR Margin is 2%; and the initial Term LIBOR Margin is 2 1/4%. The foregoing initial margins will apply through the Borrowers' fiscal year end 2000. Thereafter, the applicable margins will be adjusted quarterly upon the Borrowers' written request and a change in Nashua's net income which shall be tested on a rolling four quarter basis as supported by the financial information contained in Nashua's filings with the Securities and Exchange Commission:

-------------------------------------------------------------------------------------------
         Net Income          Base Rate Margin   Revolver LIBOR Margin   Term LIBOR Margin
-------------------------------------------------------------------------------------------
Less Than $7,000,000                0%                   2%                   2 1/4%
-------------------------------------------------------------------------------------------
Equal to or greater than            0%                   1 3/4%               2%
$7,000,000 but less than
$12,000,000
-------------------------------------------------------------------------------------------
Greater than $12,000,000            0%                   1 1/2%               1 3/4%
-------------------------------------------------------------------------------------------

         (b) For purposes of this ss.2.6 only, Net Income shall mean Nashua's consolidated net income (or loss) as reported in its SEC filings, excluding non-operating and extraordinary items of income, excluding extraordinary or one-time losses associated with the Rittenhouse
Transaction (including taxes incurred under Code Section 338(h)(19)), excluding extraordinary losses associated with the closing of the Cartridge division; but including any and all other losses, extraordinary or otherwise, all determined in accordance with GAAP.

         (c) During any period when an Event of Default shall have occurred and be continuing or after the Maturity Date or judgment is rendered on any of the Notes, then until such Event of Default is cured or the Notes are paid in full, as the case may be, the applicable margin over Base Rate Loans and LIBOR Loan shall be 4% higher than the above referenced applicable margins.

         (d) The Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders, interest on each Loan in arrears on each Interest Payment Date with respect thereto. Any adjustments to interest payments based upon the calculations provided in ss.2.6(a) shall be made on the Interest Payment Date following the effective date of such adjustment.

         (e) The Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders, outstanding principal on the Revolving Loans on the Maturity Date, and agrees to pay to the Agent for the pro rata benefit of the Lenders, principal on the Term Loan in seventeen consecutive quarterly payments, each in the amount of $1,176,471 (being one seventeenth of the initial face amount of the Term Loan) on the last business day of each fiscal quarter end (June, September, December and March) commencing on June 30, 2001, with any remaining unpaid balance due on the Maturity Date.

         (f) The Agent will credit each Lender, pro rata, on the same Business Day funds are received if such funds are received by the Agent by 1:00 Boston time, or on the next Business Day, if received after such time.

         ss.2.7. Requests for Loans. The Borrowers shall give to the Agent written notice in the form of Exhibit A hereto (or telephonic notice confirmed in a writing in the form of Exhibit A hereto) of the Loans requested from the Lenders hereunder (a "Loan Request"), no later than 12:00 noon, Boston time, (i) no less than one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (ii) no less than two (2) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Loans. Each such notice shall be signed by the requesting Borrowers and shall specify (i) the aggregate principal amount of the Loans requested from the Lenders (and in any event not in excess of the unused portion of the Available Revolving Commitment), (ii) whether such Loans are to be LIBOR Loans or Base Rate Loans, (iii) the proposed Drawdown Date of such Loans,
(iv) in the case of LIBOR Loans, the Interest Period for such Loans, and
(v) such other matters as are set forth on Exhibit A. The Borrowers may not make a Loan Request for a LIBOR Loan if such a request would require the Agent to administer concurrently more than five (5) Types of LIBOR Loans. Each Loan Request with respect to a LIBOR Loan shall be in a minimum amount of $500,000 or a higher integral multiple of $500,000. The Agent shall then promptly notify each Lender by written notice of its respective Percentage of the Loans requested.

       ss.2.8.  Conversion and Continuation.

         The Borrowers shall have the right at any time upon prior irrevocable notice to the Agent (a) not later than 12:00 noon, Boston time, one (1) Business Day prior to the date of conversion, to convert any LIBOR Loan into a Base Rate Loan, (b) not later than 12:00 noon, Boston time, two
(2) LIBOR Business Days prior to conversion or continuation, to convert any Loan into a LIBOR Loan or to continue any LIBOR Loan for an additional Interest Period, subject in each case to the following:

         (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Loans;

         (ii) if less than all the outstanding principal amount of any Loans shall be converted or continued, then the resulting Loans shall satisfy the limitations specified in the penultimate sentence of ss.2.7 regarding the principal amount of Loans;

         (iii) each conversion shall be effected by the Agent by recording for the account of each Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount;

         (iv) accrued interest on a LIBOR Loan (or portion thereof being converted or continued) shall be paid by the Borrowers at the time of conversion or continuation;

         (v) LIBOR Loans may only be converted at a time that is the end of the Interest Period applicable thereto;

         (vi) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Loan;

         (vii) any portion of a LIBOR Loan that cannot be converted into or continued as a LIBOR Loan by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Loan into a Base Rate Loan; and

         (viii) no Event of Default and no event which, with the giving of notice or passage of time or both, would constitute an Event of Default has occurred and is continuing; provided, however, that the condition set forth in this clause (viii) shall not be applicable to the conversion of any LIBOR Loan into a Base Rate Loan pursuant to ss.2.8(a).

         Each notice pursuant to this ss.2.8 shall be irrevocable and shall refer to this Credit Agreement and specify (i) the identity (i.e. whether the election is for the Term Loan or the Revolving Loans) and amount of the Loan that such Borrower requests be converted or continued, (ii) whether such Loan is to be converted to or continued as a LIBOR Loan or a Base Rate Loan, (iii) if such notice requests a conversion, the date of such conversion (which shall be a LIBOR Business Day) and (iv) if such Loan is to be converted to or continued as a LIBOR Loan, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a LIBOR Loan, the requesting Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall promptly advise the other Lenders of any notice given pursuant to this ss.2.8 and of each Lender's portion of any converted or continued Loans. If the requesting Borrower shall not have given notice in accordance with this ss.2.8 to continue any LIBOR Loans into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this ss.2.8 to convert such LIBOR Loans), such LIBOR Loans shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into Base Rate Loans.

         ss.2.9. Funds for Loans. Subject to the satisfaction of the other conditions set forth herein, to the extent applicable (including the conditions set forth in ss.2.7), each Lender will make available to the Agent on the proposed date of any Loan (as specified herein) by wire transfer of immediately available funds not later than 1:00 P.M., Boston time, the aggregate amount of its Percentage of such Loans requested by the Borrowers, and the Agent shall credit the aggregate amount so received to the respective accounts designated by the requesting Borrower or, if such Borrower does not designate any account, to such Borrower's regular deposit account with the Agent, if any. The Lenders shall make such funds available to the Agent in U.S. Dollars. In no event shall the aggregate of all Dollar denominated Loans exceed the respective Dollar denominated facility amounts set forth in ss.2.1(a).

       ss.2.10      Letter of Credit Request Procedure; Funding; Obligations.

         (a) Except for Letters of Credit issued on the Closing Date, the Borrowers shall give Agent not less than three (3) Business Days prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice Agent shall promptly notify the Fronting Bank and each Lender who holds a Revolving Loan Commitment of the contents thereof and of such Lender's Percentage of the amount of the proposed Letter of Credit. Each Letter of Credit shall have an expiration date that does not extend beyond a date which is thirty (30) days prior to the Maturity Date of the Revolving Credit Loans, shall be payable in Dollars, must support a transaction entered into in the ordinary course of business of such Borrower, must be reasonably satisfactory in form and substance to the Agent and the Fronting Bank, and shall be issued pursuant to such documentation as Agent and the Fronting Bank may reasonably require, including, without limitation, the Fronting Bank's standard form Letter of Credit Agreement; provided that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

         (b) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Fronting Bank shall promptly so notify Agent and Agent shall promptly so notify the Borrowers and each Lender that holds a Revolving Loan Commitment as to the amount to be paid as a result of such demand or drawing and the respective payment date. If the Borrowers have not reimbursed the Fronting Bank for the amount paid as a result of such demand or drawing pursuant to ss.2.10(c), each Lender will make available to Agent, by wire transfer of immediately available funds not later than 1:00 p.m. Boston time on the applicable payment date, an amount equal to such Lender's Percentage (calculated based only on the Revolving Loan Commitments) of the amount to be paid as a result of such demand or drawing which has not been reimbursed even if the conditions to a Loan under ss.10 and ss.11 hereof have not been satisfied and Agent shall promptly pay such amounts to the Fronting Bank.

         (c) The Borrowers shall be irrevocably and unconditionally obligated to immediately reimburse the Fronting Bank (through Agent) for any amounts paid by the Fronting Bank upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind provided that in the event payment has been made by Lenders pursuant to ss.2.10(b) above, such reimbursement obligation shall extend to the benefit of the Lenders (through Agent). All payments on the Reimbursement Obligations shall be made to Agent not later than 1:00 p.m. on the date of the corresponding payment under the Letter of Credit by the Fronting Bank; provided, that Agent has provided notice to the Borrowers prior to 11:00 a.m. Boston time on such day that such payment is due. In the event such notice is received after 11:00 a.m. Boston time on a Business Day, such payment shall be due not later than 1:00 p.m. Boston time on the next succeeding Business Day. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by the Borrowers requesting a Revolving Loan in accordance with ss.2.7 hereof; provided, however, the Lenders agree to waive the one (1) day notice requirement for Base Rate Loans, the proceeds of which shall be credited against the Borrower's Reimbursement Obligations. The Agent will pay to each Lender participating in a Letter of Credit such Lender's Percentage (calculated based only on the Revolving Loan Commitments) of all amounts received from the Borrowers for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to Agent in respect of such Letter of Credit pursuant to clause (b) of this ss.2.10.

         (d) The Reimbursement Obligations of the Borrowers under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrowers hereby waive any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including, without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) the existence of any claim, set-off, counterclaim, defense, or other rights which any Person may have at any time against any beneficiary of any Letter of Credit, the Fronting Bank, Agent, any Lender, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iii) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
(iv) payment by the Fronting Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (v) any other circumstance whatsoever, whether or not similar to any of the foregoing.

         (e) As among the Borrowers and the Lenders, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders, the Fronting Bank, and Agent shall not be responsible for:

         (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

         (ii) the validity or sufficiency of any instrument transferring or assigning, or purporting to transfer or assign, any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

         (iii) the failure of the beneficiary of any Letter of Credit to strictly comply with conditions required in order to draw upon such Letter of Credit;

         (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher;

         (v) errors in interpretation of technical terms;

         (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

         (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

         (viii) any consequences arising from causes beyond the control of any Lender or the Fronting Bank, including, without limitation, any act of any governmental authority.

None of the foregoing shall affect, impair, or prevent the vesting of any of the Lenders, the Fronting Bank or Agent's rights or powers under this ss.2.10. The Borrowers shall have a claim against the Fronting Bank, and the Fronting Bank shall be liable to the Borrowers, to the extent of any direct (but not indirect, consequential, or punitive) damages suffered by the Borrowers which the Borrowers prove in a final nonappealable judgment were caused by (A) the Fronting Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (B) the Fronting Bank's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         ss.2.11 Collateral. To secure the full and complete payment and performance of the Obligations, the Borrowers shall grant to the Agent for the benefit of the Lenders (a) a perfected first priority security interest in all of Nashua's and Rittenhouse's accounts receivable, inventory and the specific items of machinery and equipment owned by Nashua described on
Schedule 2.11(a) hereof with a liquidation value which meets the requirements of ss.10.10; and (b) a first priority mortgage and collateral assignment of leases and rents on the real property owned and occupied by Nashua located at Route 3 in Merrimack, New Hampshire, more particularly described on Schedule 2.11(b) hereto (the "Real Estate").

         ss.2.12 Guaranties. Each Material Subsidiary (as defined in ss.5.2 hereof) shall guaranty the payment and performance of the Obligations as more fully set forth in ss.7.13 hereof.

       ss.2.13      Borrowing Base for Revolving Credit Loans.

         (a) The Lenders may exclude from the Borrowing Base all or a portion of the Eligible Accounts which the Lenders have, in their sole discretion, deemed to be ineligible because uncertainty exists as to the creditworthiness of the account debtor.

         (b) With respect to accounts which are Eligible Accounts or which the Borrowers request that the Lenders consider as Eligible Accounts, the Borrowers shall be deemed to warrant and represent to the Lenders that (i) Nashua or Rittenhouse is the owner of such accounts and Nashua or Rittenhouse has the right to subject the same to a lien in favor of the Lenders; (ii) such accounts are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (iii) the amounts shown on Nashua's or Rittenhouse's books and records, and all invoices, reports or statements which may be delivered to the Lenders with respect thereto, net of customary discounts offered in a manner consistent with Nashua's and Rittenhouse's previous business practices, are actually and absolutely owing to Nashua or Rittenhouse and are not in any way contingent; (iv) except as disclosed to the Lenders, there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Nashua and/or Rittenhouse have not made any agreement with any account debtor for any deduction therefrom except a discount or allowance for prompt payment; (v) there are no facts, events or occurrences which would reasonably be likely to impair the validity or enforcement thereof or would reasonably be likely to reduce the amount payable thereunder as shown on Nashua's or Rittenhouse's books and records, and all invoices, reports or statements which may be delivered to the Lenders with respect thereto; (vi) the services furnished and/or goods sold giving rise thereto were not, at the time of sale by Nashua or Rittenhouse to any account debtor, subject to any lien (other than the rights of any consignee) except that of the Lenders or as specifically permitted by the Lenders; (vii) Nashua and Rittenhouse have no knowledge of any fact or circumstance which would reasonably be likely to impair the collectability thereof; (viii) to the best of the Borrowers' knowledge, there are no proceedings or actions which are pending or threatened against any account debtor's financial condition which, if adversely determined, would have a Material Adverse Affect on Nashua or Rittenhouse; and (ix) such accounts satisfy the objective criteria set forth herein for "Eligible Accounts."

         (c) With respect to inventory which is Eligible Inventory or which the Borrowers want the Lenders to consider as Eligible Inventory, the Borrowers shall be deemed to warrant and represent that (i) Nashua or Rittenhouse is the lawful owner of such inventory and have the right to subject the same to a lien in favor of the Lenders; (ii) the inventory is not subject to any lien except that of the Lenders; and (iii) the inventory satisfies the objective criteria set forth above for "Eligible Inventory".

         (d) The above-described percentages of Eligible Accounts and Eligible Inventory are intended solely for determination of the Borrowing Base. The determination that a given asset of any Borrower is eligible for borrowing shall not be deemed a determination by the Lenders relative to the actual value of the asset in question. All Collateral given to the Lenders by the Borrowers not considered eligible for borrowing shall continue as part of the Collateral security for the prompt, punctual, and faithful performance by the Borrowers of their Obligations to the Lenders.

      ss.3.  PREPAYMENT OF THE LOANS; RESERVES; CROSS DEFAULT AND TERMINATION.

         ss.3.1. Voluntary Prepayments. The Borrowers shall have the right, at their election, to prepay the outstanding amount of any Loans, as a whole or in part, at any time without penalty or premium, except as provided in ss.3.3 and ss.4.8. The Borrowers shall give irrevocable written notice to the Agent, no later than 12:00 noon, Boston time, one (1) Business Day prior to any proposed prepayment of Base Rate Loans pursuant to this ss.3 and no later than 11:00 a.m., Boston time, and three (3) LIBOR Business Days prior to any proposed prepayment of LIBOR Loans, pursuant to this ss.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount and accrued interest to be prepaid, and the Agent shall promptly give notice thereof to each Lender. Each such prepayment of the Base Rate Loans shall be in a minimum amount of the lesser of (i) $500,000 and (ii) the aggregate amount outstanding under the Notes being prepaid, and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of such prepayment.

         ss.3.2. Mandatory Prepayments. If at any time the outstanding principal amount of all Revolving Loans and the Letter of Credit Liabilities exceeds (or, in the case of any notice of reduction of the Total Revolving Loan Commitment pursuant to ss.2.3, would exceed) the Total Revolving Loan Commitment, the Borrowers will immediately prepay the applicable Note or Notes, subject to ss.3.3 and ss.4.8, in an amount necessary to cause the outstanding principal amount of all Loans and the Letter of Credit Liabilities not to exceed the Total Revolving Loan Commitment.

         ss.3.3 Prepayment Fee. If the Borrowers prepay the Loans in whole due to the sale of any Borrower or due to the refinancing of all of the Obligations hereunder with a third party, the Borrowers shall pay the Agent for the ratable account of each Lender a prepayment fee equal to two percent (2%) of the amount being prepaid at any time from the date hereof until that date one (1) year from the date hereof; and equal to one percent (1%) of the amount being prepaid at any time thereafter prior to the applicable Maturity Date.

         ss.3.4 Cross Default and Termination. The Borrowers' Obligations to the Lenders with respect to the Loans and the Letters of Credit shall be and hereby are cross defaulted with all Loans and Obligations, now existing or hereafter arising, of any Borrower or any Subsidiary or Affiliate thereof owed to any of the Lenders or any Affiliates thereof. The Borrowers expressly agree that if either the Revolving Credit Loan or the Term Loan are terminated, or the Revolving Loan Commitment is terminated or reduced to zero pursuant to ss.2.3, then, at the Lender's discretion, all Obligations, including any amounts under the Loan that was not terminated, shall become due and payable in full.

ss.4.      CERTAIN GENERAL PROVISIONS.

       ss.4.1.      Funds for Payments.

         (a) All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent for the ratable account of the Lenders at 1155 Elm Street, Manchester, New Hampshire 03101, or at such other location as the Agent may from time to time designate. All payments on all Loans shall be made in Dollars constituting immediately available funds.

         (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imports, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless any such Borrower is compelled by law to make such deduction or withholding or if the taxes are based upon or measured by the income or profits of the Lenders, including profits or receipts with respect to the Loans. If any such obligation is imposed upon any Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent for the ratable account of the Lenders on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders to receive the same net amount which the Lenders would have received on such due date had no such obligation been imposed upon such Borrower. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document. In the event any Lender receives a refund of any taxes or other amounts for which it has received payment from the Borrowers pursuant to this ss.4.1(b), such Lender shall, within 30 days from the date of such receipt, pay the amount of such refund to the Borrowers but only to the extent of payments made by the Borrower pursuant to this ss.4.1(b) and net of all reasonable costs and expenses of the Agent and such Lender relating thereto and without interest (other than interest, if any, paid by the relevant government authority with respect to such refund); provided, however, that the Borrowers upon request of the Agent or any Lender, agree to repay the amount paid to the Borrowers by the Agent or such Lender if the Agent or such Lender is required to repay such refund to such governmental authority.

         ss.4.2. Computations. All computations of interest on the LIBOR Loans and Base Rate Loans and of commitment or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension (unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day).

         ss.4.3 Inability to Determine LIBOR. In the event, prior to the commencement of any Interest Period relating to any LIBOR Loan, the Agent shall determine that adequate and reasonable methods do not exist in the marketplace for ascertaining the LIBOR that would otherwise determine the rate of interest to be applicable to any LIBOR Loan during any Interest Period, the Agent shall give notice of such determination (which shall be conclusive and binding on the Borrowers) to the Borrowers. In such event
(a) any Loan Request with respect to LIBOR Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Lenders to make LIBOR Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers.

         ss.4.4. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or change in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans, such Lender shall forthwith give notice of such circumstances to the Agent who shall in turn notify the Borrowers and thereupon (a) the commitment of such Lender to make LIBOR Loans shall forthwith be suspended and (b) the Loans then outstanding as LIBOR Loans from such Lender, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Loans (as applicable) or within such earlier period as may be required by law. The Borrowers hereby agree promptly to pay the Agent on behalf of such Lender, upon demand by such Lender accompanied by a certificate setting forth in reasonable detail such costs, any additional amounts necessary to compensate such Lender for any reasonable costs incurred by such Lender in making any conversion in accordance with this ss.4.4, including any Breakage Costs and other reasonable interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Loans hereunder; provided, that to the extent permitted by applicable law, each Lender shall maintain each LIBOR Loan until the last day of an Interest Period.

         ss.4.5. Additional Costs, Etc. If any change in any present applicable law or if any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body with the administration or the interpretation thereof and directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law, but only if it is mandatory that such Lender comply), shall:
         (a) subject such Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, or the Loans (other than taxes based upon or measured by the income or profits of such Lender, including without limitation profits or receipts with respect to the Loans and other than any withholding tax imposed on any payments by the Borrowers to such Lender); or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits and except for any withholding tax imposed on any payments by the Borrower to the Lenders) of payments to such Lender of the principal of or the interest on any Loans or any other amounts payable to such Lender under this Credit Agreement or the other Loan Documents; or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law, but only if it is mandatory that such Lender comply) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of such Lender; or

         (d) impose on such Lender any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, or any class of loans or commitments of which any of the Loans forms a part;

and the result of any of the foregoing is to:

         (i) increase the cost to such Lender of making, funding, issuing or maintaining of the Loans, the Letters of Credit or its Percentage of the Total Commitment; or

         (ii) reduce the amount of principal, interest or other amount payable to such Lender hereunder on account of any of the Loans or its Percentage of the Total Commitment; or

         (iii) require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrower hereunder;

then, and in each such case, the Borrowers will, within ten (10) Business Days following receipt of written notice from the Agent on behalf of such Lender, which written notice shall include a description of the relevant change in law, calculations of the amounts payable, pay to the Agent on behalf of such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum.

         ss.4.6. Capital Adequacy. If any change in any present law, governmental rule, regulation, policy, guideline or directive or if any future law, governmental rule, regulation, policy, guideline or directive (in each case whether or not having the force of law, but only if it is mandatory that the Lender comply) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction or any change in any such law or interpretation (including, without limitation, any change according to a prescribed schedule of increasing requirements, whether or not known on the date of this Credit Agreement) affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Commitments or Loans made pursuant hereto, then the Agent on behalf of such Lender may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the applicable rate(s) of interest on the Loans, the Borrowers and the Agent on behalf of such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receives such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances. If the Borrowers and the Agent on behalf of such Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date Borrowers received such notice (but not earlier than the effective date of any such increased capital requirement), from time to time the Borrowers will pay to the Agent, on behalf of such Lender after consultation with the affected Lender, such additional amount that will, in the Agent's reasonable determination, provide adequate compensation to such Lender. Such Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

         ss.4.7. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.4.5, ss.4.6 or ss.4.8 and a reasonably detailed explanation of such amounts which are due, including calculation of such amounts, submitted by the Agent on behalf of any Lender to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

         ss.4.8. Indemnity. The Borrowers agree to indemnify each Lender and to hold each Lender harmless from and against any loss, reasonable cost or expense that such Lender may sustain or incur resulting from (a) a default by any Borrower in payment of the principal amount of or any interest on any Loans as and when due and payable, including any Breakage Costs and other such losses or reasonable expenses arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans, (b) the failure of the Borrowers to make a borrowing after the Borrowers have given (or is deemed to have given) a Loan Request relating thereto in accordance with ss.2.7 or (c) the making of any payment or prepayment of a Loan or the conversion of any LIBOR Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including any Breakage Costs, interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

         ss.4.9. Charges for Overdue Amounts. The Borrowers shall pay a late fee equal to five percent (5%) of the required payment of the entire amount of any required interest and/or principal that is not paid within ten (10) days after the same due.

         ss.4.10. Mitigation. Each Lender shall take commercially reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or suffer any disadvantage or burden deemed by it to be significant) to assign its rights and delegate and transfer its obligations hereunder to another of its offices to the extent that such assignment, delegation and transfer would reduce amounts otherwise payable by the Borrower to such Lender pursuant to ss.4.1(b), ss.4.4, ss.4.5, ss.4.6 and ss.4.8 or to make or maintain LIBOR Loans hereunder. The Borrowers agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such assignment, delegation and transfer.

         ss.4.11. Joint and Several Obligations. Notwithstanding any other provision of this Credit Agreement, (i) each of the covenants, agreements and obligations of the Borrowers and the Subsidiaries set forth in this Credit Agreement or in any other Loan Document shall be the joint and several covenants, agreements and obligations of the Borrowers, the Subsidiaries and any other guarantor, co-borrower, endorser or other surety, regardless of whether any such Borrower or Subsidiary was the actual recipient of the proceeds of a Loan, (ii) all representations and warranties of the Borrowers and the Subsidiaries contained in this Credit Agreement or in any other Loan Document shall be deemed to be separately made by each Borrower and the Subsidiaries and (iii) any notice, request, consent, report or other information or agreement delivered by any Borrower shall be deemed for all purposes to be consented to, ratified and delivered by the Borrowers and the Subsidiaries. In furtherance of the foregoing, the Borrowers and the Subsidiaries acknowledge and agree that each covenant, agreement and obligation of the Borrowers and the Subsidiaries in this Credit Agreement or any other Loan Document is the joint and several obligation of the Borrowers and the Subsidiaries.

ss.5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Credit Agreement and to make the Loans provided for hereunder, the Borrowers and the Subsidiaries (as applicable) make the following representations and warranties, which shall survive the execution and delivery hereof and of the Notes:

         ss.5.1 Organization, Standing, etc. of the Borrowers. Each Borrower is a corporation or limited liability company (as applicable) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Credit Agreement, the other Loan Documents and all other documents to be executed by it in connection with the transactions contemplated hereby, to issue the Notes and to carry out the terms hereof and thereof. Each of this Credit Agreement and the other Loan Documents is the joint and several legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms.

         ss.5.2 Subsidiaries. Schedule 5.2 attached hereto correctly sets forth as to each Subsidiary, its name, the jurisdiction of its incorporation, the number of shares of its capital stock of each class outstanding and the number of such outstanding shares owned by any Borrower and its other Subsidiaries. Each such Subsidiary is a corporation, limited liability company or partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted. All of the outstanding capital stock of each Subsidiary is validly issued, fully-paid and nonassessable, and is owned by the Borrowers or by the Borrowers' Subsidiaries as specified in Schedule 5.2, in each case free of any mortgage, pledge, lien, security interest, charge, option or other encumbrance, other than restrictions imposed by applicable federal and state securities laws. The Subsidiaries listed on Schedule 5.2 under the column "Material Subsidiaries" on said Schedule 5.2 constitute any Subsidiaries which alone account for five percent (5%) or more of the Borrowers' consolidated total assets or account for five percent (5%) or more of the Borrowers' consolidated total revenue for continuing operations for the immediately preceding fiscal year.

         ss.5.3 Qualification. Each Borrower and its Subsidiaries are duly qualified or licensed and in good standing as foreign corporations or entities duly authorized to do business in each jurisdiction in which the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary except where failure to qualify would not likely cause a Material Adverse Effect.

         ss.5.4 Financial Information; Disclosure, Etc. The financial statements heretofore delivered to the Lenders by the Borrowers have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial position and results of operations of the Persons to which they purport to relate as of the dates and for the periods indicated. Since the end of the most recent fiscal period shown in such financial statements or in the most recent financial statements delivered by the Borrowers under ss.6.2(a), there has not been any Material Adverse Effect in the business, operations, condition (financial or otherwise) or properties of any Borrower or any of its respective Subsidiaries, taken as a whole. Neither this Credit Agreement nor any financial statements, reports, projections or documents or certificates furnished to the Lenders by the Borrowers in connection with the transactions contemplated hereby contain as of their respective dates any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein contained not misleading. None of the Loans will render any Borrower unable to pay its debts as they become due; no Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property; and no Borrower has knowledge of any Person contemplating the filing of any such petition against it.

         ss.5.5 Licenses, Etc. The Borrowers possess all material authorizations, licenses, permits and franchises of any public or governmental regulatory body which are necessary for the conduct of the business of each Borrower and its Subsidiaries as now conducted and the absence of which would result, either in any case or in the aggregate, in a Material Adverse Effect on any of the Borrowers, or their Subsidiaries (such material authorizations, licenses, permits and franchises, together with any extensions or renewals thereof, being herein sometimes referred to collectively as the "Licenses"). All of such Licenses are in full force and effect and the Borrowers and their Subsidiaries have fulfilled and performed all of their obligations with respect thereto and have full power and authority to operate thereunder.

         ss.5.6 Tax Returns and Payments. Except as set forth on Schedule 5.6, the Borrowers and their Subsidiaries have filed all tax returns required by law to be filed and have paid all material taxes, assessments and other governmental charges levied upon any of their respective properties, assets, income or franchises, other than those not yet delinquent and those, not material in aggregate amount, being or about to be contested as provided in ss.6.5. The charges, accruals and reserves on the books of each Borrower and its Subsidiaries in respect of their respective taxes are adequate in the opinion of the Borrowers, and the Borrowers know of no unpaid assessment for additional taxes or of any basis therefor.

         ss.5.7 Indebtedness, Liens and Investments, Etc. Schedule 5.7 attached hereto sets forth, as of the date hereof, (a) the amounts of all outstanding Indebtedness of each Borrower and its Subsidiaries in respect of borrowed money, Capitalized Leases and the deferred purchase price of property, (b) all existing mortgages, liens and security interests in respect of such Indebtedness, (c) all agreements which directly or indirectly require any Borrower or its Subsidiaries to make any material investments, loans or advances and (d) all existing material guarantees by any Borrower and its Subsidiaries.

         ss.5.8 Title to Properties, Liens. Each Borrower and its Subsidiaries has good and marketable title to all of their respective properties and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, charge or encumbrance except for (i) Permitted Liens and (ii) minor liens and encumbrances which in the aggregate are not substantial in amount, do not in any case materially detract from the value of the property subject thereto or materially impair the operations of any Borrower or any Subsidiaries and have not arisen otherwise than in the ordinary course of business. Each Borrower and its Subsidiaries enjoy quiet possession under all leases to which they are parties as lessees, and, to the knowledge of the Borrowers, all of such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee.

         ss.5.9 Litigation, Etc. Except as set forth in Schedule 5.9 attached hereto, there is no action, proceeding or investigation pending or threatened (or any basis therefor known to the Borrowers) which questions the validity of this Credit Agreement, the Notes or the other documents executed in connection herewith, or any action taken or to be taken pursuant hereto, or which could reasonably be expected to result, either in any case or in the aggregate, in any Material Adverse Effect in the business, operations, affairs, condition (financial or otherwise) or properties of any Borrower or any of its respective properties or any material liability on the part of any Borrower.

         ss.5.10 Authorization, Compliance with Other Instruments. The execution, delivery and performance of this Credit Agreement, the Notes and the other Loan Documents have been duly authorized by all necessary corporate or other action on the part of each Borrower and any Material Subsidiary, will not result in any violation of or be in conflict with or constitute a default under any term of the charter or by-laws of any Borrower or any Material Subsidiary, or of any material agreement, material instrument, judgment, decree, order, statute, rule or governmental regulation applicable to any Borrower or any Material Subsidiary, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of any Borrower pursuant to any such term. No Borrower nor any Subsidiary is in violation of any term of its charter or by-laws, or of any term of any material agreement or instrument to which it is a party, or, to any Borrower's knowledge, of any judgment, decree, order, statute, rule or governmental regulation applicable to it.

         ss.5.11 Governmental Consent. No order, consent, approval or authorization of, or declaration to or filing with, any governmental authority (collectively, "Consents") is required to be obtained or made by any Borrower or by any Subsidiary in connection with the execution and delivery of this Credit Agreement and the Loan Documents and the issuance and delivery of the Notes pursuant hereto other than those consents which have been obtained and are in full force and effect and other than the filing of financing statements.

         ss.5.12 Intentionally Omitted.

         ss.5.13 Regulation U, Etc. No Borrower and no Subsidiary owns or has any present intention of acquiring any "margin stock" within the meaning of Regulation U (CFR 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, by any Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulation U, or cause this Credit Agreement to violate Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934.

         ss.5.14 Employee Retirement Income Security Act of 1974. Each Employee Benefit Plan and to the Borrowers' knowledge, each Multiemployer Plan, is in compliance in all material respects with applicable provisions of ERISA and the Code. No ERISA Reportable Event has occurred or, to the Borrowers' knowledge, is imminent or likely to occur. No Borrower and no ERISA Affiliate has incurred any material liability to the PBGC or any Employee Benefit Plan or Multiemployer Plan on account of any failure to meet the contribution requirements of any such plan, minimum funding requirements or prohibited transactions under ERISA or the Code, termination of a single employer plan, partial or complete withdrawal from a Multiemployer Plan, or the insolvency, reorganization or termination of any Multiemployer Plan, and no event has occurred or conditions exist which present a material risk that any Borrower or any ERISA Affiliate will incur any material liability on account of any of the foregoing circumstances. The consummation of the transactions contemplated by this Credit Agreement and the Loan Documents will not result in any prohibited transaction under ERISA or the Code for which an exemption is not available.

         ss.5.15 Environmental Matters. Except as set forth on Schedule 5.15, no Borrower and no Subsidiary nor, to Borrowers' knowledge, any other Person has ever caused or permitted any Hazardous Material to be disposed of on or under any real property owned, leased or operated by any Borrower or any Subsidiary or in which the Borrower or any Subsidiary has ever held, directly or indirectly, any legal or beneficial interest or estate, and no such real property has ever been used (either by any Borrower or any Subsidiary or, to the Borrowers' knowledge, by any other Person) as (i) a disposal site or permanent storage site for any Hazardous Material or (ii) except in compliance with and as permitted by Environmental Laws, a temporary storage site for any Hazardous Material. Each Borrower and each of its Subsidiaries have been issued and are in compliance in all material respects with all material permits, certificates, licenses, approvals and other authorizations relating to environmental matters and necessary or desirable for their respective businesses, and have filed all notifications and reports relating to chemical substances, air emissions, underground storage tanks, effluent discharges and Hazardous Material waste storage, treatment and disposal required in connection with the operation of their respective businesses, the failure to have or comply with which would, individually or in the aggregate, have a Material Adverse Effect on any Borrower. All Hazardous Materials used or generated by each Borrower and each Subsidiary and to the best of the Borrowers' knowledge, each business merged into or otherwise acquired by any Borrower or any Subsidiary have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance in all material respects with all applicable laws and regulations, the violation of which has any reasonable likelihood of having a Material Adverse Effect on any Borrower or any Subsidiary. Except as disclosed on Schedule 5.15, to the best of the Borrowers' knowledge, neither Borrower nor any Subsidiary has any liabilities with respect to Hazardous Materials and no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials. To the best of the Borrower's knowledge, neither Borrower nor any Subsidiary has any liabilities with respect to Hazardous Materials which individually or in the aggregate, including those on Schedule 5.15, have a reasonable likelihood of having a Material Adverse Effect on any Borrower or any Subsidiary.

         ss.5.16 Use of Proceeds. The Borrowers will use the proceeds of the Revolving Loans solely for working capital, acquisition financing for the Rittenhouse Transaction, payment of the Ricoh judgement and for other general corporate purposes of the Borrowers, and Borrowers shall use the proceeds of the Term Loan only in connection with the Rittenhouse Transaction.

         ss.5.17 Investment Company Act, Public Utility Holding Company Act. No Borrower and no Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in or subject to regulation under, the Public Utility Holding Company Act of 1935.

         ss.5.18 Disclosures. Neither this Credit Agreement nor any other Loan Document contains any untrue statement of material fact or fails to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is known to the Borrowers or the Subsidiaries which has resulted or may (to the extent foreseeable) result in any Material Adverse Effect on the business or prospects of any Borrower or any of the Subsidiaries, except to the extent that future general economic conditions may result in a Material Adverse Effect.

         ss.6. AFFIRMATIVE COVENANTS. Each of the Borrowers covenant and agree that, so long as any Loan or Note is outstanding or the Lenders have any Available Revolving Commitment:

         ss.6.1 Records and Accounts. Each Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves, all in accordance with GAAP.

         ss.6.2 Financial Statements, Certificates and Information. The Borrowers will furnish or cause to be furnished to each Lender:

         (a) Within one hundred twenty (120) days after the end of each fiscal year of the Borrowers: (i) the consolidated balance sheets of the Borrowers and their Subsidiaries as at the end of such year and (ii) the related consolidated statements of income and surplus and cash flow for such year, setting forth in comparative form with respect to such consolidated financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of independent public accountants selected by the Borrowers and reasonably satisfactory to the Lenders, which opinion shall be in a form generally recognized as unqualified and shall state that the financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved in such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards related to reporting. The Borrowers shall promptly deliver to the Lenders upon receipt thereof, copies of any management letters submitted to any Borrower by such Borrowers' accountants in connection with any examination of the financial statements of any Borrower made by such accountants;

         (b) Within thirty (30) days after the end of each month during Borrowers' fiscal year, (i) the unaudited consolidated and consolidating balance sheets of the Borrowers and the Subsidiaries as at the end of such period, and (ii) the related unaudited consolidated and consolidating statements of income and surplus and cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, all in reasonable detail and signed by the chief financial officer or treasurer of the Borrowers. Upon request of any Lender, such monthly statements shall include agings, as of the end of said month, of all the Borrowers' accounts receivable and a monthly inventory position report. All such statements shall be prepared in the format approved by and reasonably acceptable to the Lenders. For month ending April, 2000, the foregoing monthly statements shall only be required for Nashua. Thereafter, such monthly statements shall be required for all Borrowers;

         (c) Together with the financial statements delivered pursuant to subparagraph (a) above, a statement signed by the accountants who have reported on the same to the effect that in connection with their examination of such financial statements they have reviewed the provisions of this Credit Agreement and have no knowledge of any event or condition which constitutes an Event of Default or which, after notice or expiration of any applicable grace period or both, would constitute such an Event of Default or, if they have such knowledge, specifying the nature and period of existence thereof; provided, however, that in issuing such statement, such independent accountants shall not be required to go beyond normal auditing procedures conducted in connection with their opinion referred to above;

         (d) On an annual basis prior to the Borrowers' fiscal year end, furnish the Borrowers' business plan and budget for the upcoming fiscal year which include a projected profit and loss statement, balance sheet, cash flow projections and a capital budget;

         (e) Furnish the Lenders with a fully executed compliance certificate substantially in the form of compliance certificate attached hereto as Exhibit B, within thirty (30) days after the end of each fiscal quarter (the "Compliance Certificate");

         (f) Within twenty (20) days after the end of each fiscal month of the Borrowers, (i) until such time as the conditions of ss.11.7 and ss.11.8 are met and the Lender's deem the Real Estate to be acceptable collateral, in their sole discretion, or (ii) if the aggregate principal amount outstanding under the Revolving Credit Loan exceeds Fifteen Million Dollars ($15,000,000) or the amount of the Eligible Accounts is less than or equal to Twenty Five Million Dollars ($25,000,000), the Borrowers shall deliver to the Lenders a monthly certificate, in form attached hereto as Exhibit C, certifying the amount of the Borrowing Base;

         (g) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be (with the exhibits relating thereto to be provided, at Borrowers' expense, upon the request of the Agent or any Lender);

         (h) Promptly upon their becoming available, copies of any periodic or special reports filed by any Borrower or any Subsidiary with any federal, state or local governmental agency or authority, if such reports indicate any material change in the business, operations, affairs or condition (financial or otherwise) of the Borrowers and Subsidiaries, taken as a whole, or if copies thereof are requested by any Lender, and copies of any materially adverse notices and communications from any federal, state or local governmental agency or authority which specifically relate to any Borrower or any Subsidiary;

         (i) Promptly upon any officer of any Borrower obtaining knowledge of any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, a certificate signed by such officer specifying in reasonable detail the nature and period of existence thereof and what action the Borrowers have taken or propose to take with respect thereto;

         (j) Promptly upon any officer of any Borrower obtaining knowledge of any material litigation, arbitration or administrative or quasi-judicial action brought or threatened, in writing, to be brought against any Borrower or any of its Subsidiaries, a certificate signed by such officer specifying in reasonable detail the nature thereof and what action the Borrowers have taken or propose to take with respect thereto, the amount of judgment sought together with (if requested by the Agent) copies of any pleadings filed or to be filed in such proceeding; and

         (k) Such other information regarding the business, affairs and condition of the Borrowers and their respective Subsidiaries as any Lender may from time to time reasonably request. The Borrowers will permit each Lender to inspect the books and any of the properties or assets of the Borrowers and their Subsidiaries, at the expense of the Borrower, at such reasonable times as such Lender may from time to time request.

         ss.6.3 Legal Existence: Compliance with Laws. Etc. Each Borrower will, and will cause each Subsidiary to maintain its corporate existence and business; maintain all properties which are reasonably necessary for the conduct of such business, now or hereafter owned, in good repair, working order and condition; take all actions necessary to maintain and keep in full force and effect its Licenses; to the extent applicable, take all steps necessary to maintain its status as a public company and to maintain its status as a company listed on the New York Stock Exchange or a national stock exchange; and, except as otherwise provided herein, comply with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its properties; in each case except to the extent that the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the business, operations, affairs or condition (financial or otherwise) of any Borrower or its Subsidiaries, taken as a whole; or any Subsidiary; provided that no Borrower and no Subsidiary shall be required by reason of this ss.6.3 to comply therewith at any time while such Borrower or such Subsidiary shall be contesting its obligations to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by the Borrowers and their independent public accountants. No Borrower and no Subsidiary will, without the prior written consent of the Lenders, engage in any business other than the Current Lines of Business.

         ss.6.4 Insurance. Each Borrower will maintain or cause to be maintained on all insurable properties now or hereafter owned by such Borrower and any Subsidiary, insurance against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses, including business interruption insurance, and will maintain or cause to be maintained public liability and workmen's compensation insurance insuring such Borrower and its Subsidiaries to the extent customary with respect to companies conducting similar businesses and, upon request, will furnish to the Lenders satisfactory evidence of the same.

         ss.6.5 Payment of Taxes. Each Borrower will, and will cause each Subsidiary to, pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its properties or assets, or upon any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or a charge upon its properties or assets provided that no Borrower and no Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such Borrower or such Subsidiary, as the case may be, shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Borrowers and their independent public accountants.

         ss.6.6 Payment of Other Indebtedness, Etc. Except as to matters being contested in good faith and by appropriate proceedings, each Borrower will, and will cause each Subsidiary to, pay promptly when due, or in conformance with customary trade terms, all other Indebtedness and obligations incident to the conduct of its business.

         ss.6.7 Further Assurances. From time to time hereafter, the Borrowers will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as the Lenders may reasonably request for the purposes of implementing or effectuating the provisions of this Credit Agreement or the other Loan Documents. Upon the exercise by the Lenders (or the Agent on their behalf) of any power, right, privilege or remedy pursuant to this Credit Agreement or the other Loan Documents which requires any privilege, consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, the Borrowers will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lenders may be required to obtain for such governmental consent, approval, registration, qualification or authorization. Upon receipt of an affidavit (with reasonable indemnification by such Lender thereunder) of an officer of any Lender as to the loss, theft, destruction or mutilation of any Note or any other Security Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Security Document, the Borrowers will issue, in lieu thereof, a replacement Note or other Security Document in the same principal amount thereof and otherwise of like tenor.

         ss.6.8 Depository Account. Subject to ss.6.12, the Borrowers will maintain their principal operating accounts with the Agent.

         ss.6.9 Use of Proceeds. The Borrowers will use the proceeds of the Loans only for the purposes not prohibited by, and subject to the terms and conditions of, ss.5.13 and ss.5.16.

         ss.6. 10 Composition of Management. Nashua shall maintain the current role and management responsibilities of the Senior Management of Nashua (being Gerald Garbacz, as Chairman and Chief Executive Officer, and Andrew Albert, as President and Chief Operating Officer); provided, however, the failure of either of the aforesaid individuals to continue their current role or responsibilities shall not constitute an Event of Default hereunder if such individual is replaced, within six (6) months, with another individual acceptable to the Lenders. Failure to replace the aforesaid individuals within six (6) months with other individuals acceptable to the Lenders shall constitute a "Change in Senior Management".

         ss.6.11 Composition of Board. Nashua will maintain at least fifty-one percent (51%) of the current members of the board of directors of Nashua (being those individuals identified on Schedule 6.11 attached hereto). The failure of at least fifty-one percent (51%) of the current board of directors of Nashua to remain on the board shall constitute a "Change in Control of the Board" and shall constitute an Event of Default hereunder.

         ss.6.12 Operating Account. Within ninety (90) days after the Closing Date, the Borrowers agree to move the primary Rittenhouse operating account and lockbox, to LaSalle.

ss.7.      CERTAIN NEGATIVE COVENANTS.  Each of the Borrowers covenant and agree that, so long as any Loan or Note is outstanding or the Lenders have any Available Revolving Commitment:

         ss.7.1 Indebtedness. The Borrowers will not, nor will the Borrower permit any Subsidiary to, create, incur, assume or become or remain liable in respect of any Indebtedness, except:

         (a)        Indebtedness to the Lenders hereunder;

         (b) Current or long term liabilities of the Borrowers and the Subsidiaries (other than for borrowed money) incurred in the ordinary course of their businesses and in accordance with customary trade practices;

         (c) Existing Indebtedness of the Borrowers and the Subsidiaries referred to in Schedule 5.7 attached hereto, and renewals and extensions thereof, provided that (i) the aggregate principal amount of such Indebtedness is not at any time increased, and (ii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such renewal or extension;

         (d) Indebtedness of the Borrowers and Subsidiaries secured by Permitted Liens;

         (e) To the extent not required to be paid by ss.6.5, Indebtedness in respect of taxes, assessments, governmental changes and claims for labor, material and supplies;

         (f) Indebtedness in respect of deferred taxes arising in the ordinary course of business;

         (g)        Indebtedness of the Borrowers to each other; and

         (h) Indebtedness in respect of purchase money financing as limited by ss.7.2(b); and

         (i) Indebtedness of any Subsidiary or Borrower to any other Borrower or Subsidiary to any Subsidiary as limited by ss.7.3(a).

         ss.7.2 Mortgages, Liens, Etc. Without the prior written consent of the Lenders, the Borrowers will not, nor will the Borrowers permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement (including any Capitalized Lease) with respect to any real or personal property or asset now owned or hereafter acquired by the Borrowers or any Subsidiary, except for the following (collectively, "Permitted Liens"):

         (a) The mortgages and security interests referred to in Schedule
7.2 attached hereto, or any renewal, extension or refunding of any such mortgage or security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding;

         (b) Purchase money liens and other security interests, including Capitalized Leases, created in respect of property acquired by any Borrower or any Subsidiary after the date hereof or existing in respect of property so acquired at the time of acquisition thereof, provided that (i) each such lien shall at all times be confined solely to the item or items of property so acquired, and (ii) the aggregate principal amount of Indebtedness secured by all such liens shall at no time exceed $2,500,000;

         (c) Liens for taxes and other amounts not yet delinquent or being contested in good faith as provided in ss.6.5; liens in connection with workmen's compensation, unemployment insurance or other social security obligations; liens securing the performance of bids, tenders, contracts, leases, statutory obligations, surety and appeal bonds, liens to secure progress or partial payments and other liens of like nature arising in the ordinary course of business; mechanics', workmen's, materialmen's or other like liens arising in the ordinary course of business in respect of obligations which are not yet due; and

         (d) Encumbrances in the nature of (i) zoning restrictions, (ii) easements, (iii) restrictions of record on the use of real property, (iv) landlords' and lessors' liens on rented premises and (v) restrictions on transfers or assignments of leases, which in each case do not, individually or in the aggregate, materially detract from the value of the encumbered property or impair the use thereof in the businesses of any Borrower or any Subsidiaries.

         ss.7.3 Loans, Guarantees and Investments. No Borrower will make or permit to remain outstanding any loan or advance or guarantee or endorse (except as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business) or otherwise assume or remain liable with respect to any obligation of, or make or own any investment in, or acquire (except in the ordinary course of business) the properties or assets of, any Person, except:

         (a) Extensions of credit by any Borrower to any Subsidiary in the ordinary course of business in accordance with customary trade practices provided the same does not exceed $1,000,000 in the aggregate at any one time;

         (b) Extensions of credit between the Borrowers in the ordinary course of business;

         (c) The presently outstanding investments, loans and advances, if any, and the presently existing guarantees, if any, of the Borrowers and the Subsidiaries all to the extent set forth on Schedule 5.7 attached hereto and any renewal, extension or refunding thereof, provided that (i) the aggregate principal amount thereof is not at any time increased, and
(ii) the interest rate (if any) applicable thereto shall be a market interest rate as of the time of such renewal or extension.

         (d) Direct obligations of the United States of America or any department or agency thereof maturing not more than one year from the date of acquisition thereof,

         (e) Certificates of deposit, repurchase agreements, time deposits (including sweep accounts), demand deposits, bankers acceptances, money market deposits or other similar types of investments maturing not more than one year from the date of acquisition thereof and evidencing direct obligations of any Lender or any lender within the United States of America, England or Ireland, in each case having capital surplus and undivided profits in excess of the equivalent of $50,000,000;

         (f) Investments in commercial paper maturing within ninety (90) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Moody's or S&P;

         (g) Any mutual fund or other pooled investment vehicle which invests principally in obligations described in subparagraphs (c), (d) or
(e) above and having, at the date of investment in such fund or vehicle, one of the two highest credit ratings from Moody's or S&P;

         (h) Guarantees by the Borrowers of Indebtedness and other obligations incurred by Subsidiaries to the extent permitted by ss.7.1.

         ss.7.4 Leases. The Borrowers will not enter into any Capitalized Lease, except as otherwise permitted under ss.7.1 and ss.7.2.

         ss.7.5 Mergers and Consolidations; Acquisitions. No Borrower will, nor will any Borrower permit any Subsidiary to, enter into any merger or consolidation, except any wholly-owned Subsidiary of any Borrower may merge or be liquidated into any Borrower so long as after giving effect to any such merger to which any Borrower is a party, such Borrower shall be the surviving or resulting person; and provided further that the Borrowers and the Subsidiaries remain in compliance with all financial covenants contained herein. No Borrower will, nor will any Borrower permit any Subsidiary to, acquire the stock or assets of any company, which transaction entails a purchase price in excess of $1,000,000, without the prior written consent of the Lenders.

         ss.7.6 Sale of Assets. The Borrowers will not permit, nor will it permit any of its Subsidiaries to sell, lease or otherwise dispose of all or any substantial part of its properties or assets.

         ss.7.7 Capital Expenditures. The Borrowers will not have Capital Expenditures in excess of $15,000,000 in the aggregate during fiscal year 2000, and in excess of $10,000,000 in the aggregate in any one fiscal year thereafter.

         ss.7.8 Distributions. The Borrowers will not make any distribution or declare or pay any cash dividends on, or purchase, acquire or redeem or retire any of its capital stock of any class, whether now or hereafter outstanding, if there is a violation of or after such distribution or dividend there would be a violation of any financial covenants set forth in ss.8 hereof or if there are any Events of Default under this Credit Agreement or any other Loan Documents.

         ss.7.9 Compliance with ERISA. Each Borrower will make, and will cause all ERISA Affiliates to make, all payments or contributions to Employee Benefit Plans and Multiemployer Plans required under the terms thereof and in accordance with applicable minimum funding requirements of ERISA and the Code and applicable collective bargaining agreements. Each Borrower will cause all Employee Benefit Plans sponsored by it or any ERISA Affiliates to be maintained in material compliance with ERISA and the Code. No Borrower will engage, or permit or suffer any ERISA Affiliate or any Person entitled to indemnification or reimbursement from such Borrower or any ERISA Affiliate to engage, in any prohibited transaction under ERISA or the Code for which an exemption is not available. No Borrower and no ERISA Affiliate will terminate, or permit the PBGC to terminate, any Employee Benefit Plan or withdraw from any Multiemployer Plan, in any manner which would be reasonably likely to cause a Material Adverse Effect and could result in material liability of the Borrower or any ERISA Affiliate.

         ss.7.10 Transactions with Affiliates. Except as set forth on
Schedule 7.10, no Borrower will not, nor will the Borrower permit any Subsidiary to, directly or indirectly, enter into any lease or other transaction with any Affiliate of such Borrower or such Subsidiary (other than the Borrower) on terms that are less favorable to such Borrower or such Subsidiary than those which could reasonably be obtained at the time from a non-Affiliate.

         ss.7.11 Observance of Subordination Provisions, Etc. No Borrower will make, nor will the Borrower cause or permit to be made, any payments in respect of any Subordinated Debt, in contravention of the subordination provisions contained in the evidence of such Subordinated Debt or in contravention of any written agreement pertaining thereto, nor will any Borrower (a) amend, modify or change in any manner any of such subordination provisions, or (b) amend, modify or change in any manner adverse to the interests of the Lenders any of the other provisions set forth in the agreements under which such Subordinated Debt is outstanding or contained in the evidence of such Subordinated Debt.

         ss.7.12 Environmental Liabilities. Except in accordance with applicable law, no Borrower will make, nor will any Borrower permit any Subsidiary to, violate any requirement of any material law, rule or regulation regarding Hazardous Materials; and, without limiting the foregoing, no Borrower will, nor will any Borrower permit any Subsidiary or any other Person to dispose of any Hazardous Material into or onto, or from, any real property owned, leased or operated by any Borrower or any Subsidiary or in which any Borrower or any Subsidiary holds, directly or indirectly, any legal or beneficial interest or estate, nor allow any lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to be imposed or to remain on such real property, except for liens being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained on the books of the Borrowers and Subsidiaries.

         ss.7.13 Subsidiaries. The Borrowers will not create any new Subsidiaries without the prior consent of the Lenders (which consent shall not be unreasonably withheld). The Borrowers shall immediately notify the Lenders whether such new Subsidiary is a Material Subsidiary. Upon the Lenders' request, the Borrowers shall cause each Material Subsidiary to execute the joinder to this Credit Agreement and a guaranty of the Borrowers' Obligations in the form attached hereto as Exhibit C, and to deliver all such financial statements, information and reports as the Lenders may reasonably request.

         ss.7.14 Issuance of Shares. The Borrowers shall not permit any of their wholly-owned Subsidiaries to issue or sell any shares of such Subsidiary's capital stock or other evidence of beneficial ownership to any Person other than the Borrowers.

         ss.7.15 Subsidiary Distributions. The Borrowers shall not permit any of its wholly-owned Subsidiaries to enter into or become bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or liquidity) restricting the right of any Subsidiary to make distributions or dividends to any Borrower.

         ss.7.16 Material Adverse Effect No Borrower will take nor fail to take any action that could reasonably be expected to result in a Material Adverse Effect.

         ss.7.17 No Negative Pledges. No Borrower shall, nor will any of its Subsidiaries, covenant or agree with any Person other than the Lenders pursuant to this Credit Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement with respect to any property or asset now owned or hereafter acquired by the Borrowers.

ss.8.      FINANCIAL COVENANTS.   Each Borrower covenants and agrees that,
so long as any Loan or Note is outstanding or the Lenders have any Available Revolving Commitment, the Borrowers shall maintain or achieve the following financial covenants subject to paragraph (a) hereof:

         (a) Covenant Calculations. The covenants calculations in ss. 8(b) and ss. 8(c) below shall be based upon the Borrowers' consolidated financial statements. Such covenant compliance shall be tested as of the end of each fiscal quarter on a rolling four quarter basis beginning as of the end of the first quarter of fiscal year 2001. Prior to that period, the covenants will be tested on a cumulative quarterly basis for each fiscal quarter commencing after the date hereof, and EBITDA will be annualized for purposes of determining covenant compliance for ss.8(b) only. The effect of any changes resulting from the Rittenhouse Transaction and the integration of the businesses, including without limitation, severance costs, through the end of December, 2000, will be excluded from the covenant calculations.

         (b) Total Funded Debt/EBITDA. Tested as set forth in ss.8(a), the ratio of the Borrowers' Total Funded Debt to EBITDA shall not exceed 3.0 to
1.0. "Total Funded Debt" means the aggregate amount of all interest bearing obligations of the Borrowers. "EBITDA" is the sum of the Borrowers' GAAP net income (minus extraordinary income) plus Interest Expense, taxes, depreciation and amortization.

         (c) Fixed Charge Coverage Ratio. Tested as set forth in ss.8(a), the Borrower shall maintain a Fixed Charge Coverage Ratio of at least 1.1 to 1.0. The Fixed Charge Coverage Ratio means the ratio of (i) the sum of the Borrowers' EBITDA minus the sum of unfinanced Capital Expenditures, dividends and cash taxes to (ii) the sum of Interest Expense and current maturities of long term debt paid during the measured period.

ss.9.      DEFAULTS: REMEDIES.

         ss.9.1 Events of Default; Acceleration. If any of the following events (each an "Event of Default") shall occur:

         (a) The Borrowers shall fail to pay when due any principal or interest on any Loan, any Note or any other Reimbursement Obligation payable under any of the Loan Documents or any other fee due hereunder, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or otherwise and such default continues uncured for three (3) calendar days from the due date hereof; or

         (b) The Borrowers shall default in the performance of or compliance with any term contained in ss.6.2(h), ss.6.2(i), ss.6.2(j), ss.6.3, ss.6.9, ss.6.10 and ss.7.1 through and including ss.7.17, and ss.8; or

         (c) The Borrowers shall default in the performance of or compliance with any term, conditions covenant or agreement (other than those listed in ss.9.1 (a) and (b)) to be performed or observed by it under this Credit Agreement or under any other Loan Document and such default shall continue for a period after thirty (30) calendar days or more from dispatch of notice of such default by the Agent or any Lender; or

         (d) Any representation or warranty made by the Borrowers herein or pursuant hereto shall prove to have been false or incorrect in any material respect when made or when deemed to have been made; or

         (e) Any Borrower or any Subsidiary shall default in (i) the payment of any Indebtedness in respect of borrowed money (other than the Loans), any Capitalized Lease or the deferred purchase price of any property and such default (A) shall continue after giving effect to any applicable grace periods and (B) shall be in respect of any aggregate amount of principal (whether or not due) and accrued interest exceeding $250,000; or (ii) the performance or compliance with any term of any agreement or instrument relating to such Indebtedness in the principal amount of $250,000 or more and such default (A) shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and (B) shall permit the acceleration of such Indebtedness prior to its stated maturity; or

         (f) Any Borrower or any Material Subsidiary shall discontinue its business or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as such debts become due, or shall apply for or consent to the appointment or taking possession by a trustee, receiver or liquidator (or other similar official) of such Borrower or such Material Subsidiary or any substantial part of the property of any Borrower or of any Material Subsidiary, or shall commence a case or have an order for relief entered against it under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or if any Borrower or any Material Subsidiary shall take any action to dissolve or liquidate such Borrower or such Material Subsidiary; or

         (g) If, within sixty (60) days after the commencement against any Borrower or any Material Subsidiary of a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of such Borrower or such Material Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within sixty (60) days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official) of any Borrower or any Material Subsidiary or any substantial part of the property of the Borrower or such Material Subsidiary, such appointment shall not have been vacated; or

         (h) A final judgment which, with other outstanding final judgments against such Borrower and its Material Subsidiaries, exceeds an aggregate of $250,000 shall be rendered against any Borrower or any Material Subsidiary and if, within sixty (60) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, such judgment shall not have been discharged, or if any such judgment shall not be discharged forthwith upon the commencement of proceedings to foreclose any lien, attachment or charge which may attach as security therefor and before any of the property or assets of any Borrower or any Material Subsidiary shall have been seized in satisfaction thereof; or

         (i) The Collateral is materially injured or destroyed by fire or otherwise, which casualty is not insured; or

         (j) There shall have occurred a Change in Control or a Change in Control of the Board; or

         (k) There shall have occurred a Change in Senior Management; or

         (l) If with respect to any Employee Benefit Plans or Multiemployer Plans, there shall occur any of the following which would reasonably be expected to have a material adverse effect on the financial condition of any Borrower: (i) the violation of any of the provisions of ERISA; (ii) the loss by such a plan intended to be a Qualified Plan of its qualification under Section 401 (a) of the Code; (iii) the incurrence of liability under Title IV of ERISA; (iv) a failure to make full payment when due of all amounts which, under the provisions of any such plan or applicable law, any Borrower or any ERISA Affiliate is required to make; (v) the filing of a notice of intent to terminate such a plan under Section 4041 or 4041 A of ERISA; (vi) a complete or partial withdrawal of any Borrower or any ERISA Affiliate from any Qualified Plan resulting in the imposition of a tax under Section 4980B of the Code:

then, and in any such event, and at any time thereafter, if any Event of Default (other than an event described in ss.9(f) or ss.9(g) hereof) shall then be continuing, the Required Lenders may direct the Agent to, by written notice to the Borrowers, (i) declare the principal of and accrued interest in respect of the Notes to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Notes, and all other amounts then due hereunder, shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, and/or (ii) terminate the Revolving Loan Commitment, whereupon the Revolving Loan Commitment of the Lenders (and the Commitment of each individual Lender) to make Loans hereunder shall forthwith terminate without any other notice of any kind; and with respect to any event described in ss. 9(f) or ss. 9(g) above, the Commitments shall automatically terminate and the principal of the Notes then outstanding, together with accrued interest thereon and all other amounts then due hereunder including all Obligations, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

         ss.9.2 Remedies on Default, Etc. In case any one or more Events of Default shall occur and be continuing, the Lenders may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law and may proceed to liquidate and realize upon any of the Collateral in accordance with their rights as a secured party and mortgagee under the Uniform Commercial Code and under the Loan Documents. In case of a default in the payment of any principal of or interest on any Note, or in the payment of any fee due hereunder, the Borrowers will pay to the Lenders such further amount as shall be sufficient to cover the cost and expense of collection, including the Lenders' reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the Lenders in exercising any right shall operate as a waiver thereof or otherwise prejudice the Lenders' rights. No right conferred hereby or by any other Loan Document upon the Lenders shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

ss.10.     CLOSING CONDITIONS.  The obligations of the Lenders to make the initial Loans and Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

         ss.10.1. Loan Documents, Etc. Each of the Loan Documents shall have been duly executed and delivered by the Borrowers shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Lenders. The Agent and each Lender shall have received a fully executed original of each such document.

         ss.10.2. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrowers and any Material Subsidiary of this Credit Agreement and the other Loan Documents shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

         ss.10.3. Incumbency Certificate. The Agent shall have received from the Borrowers and any Material Subsidiary an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of each Borrower and Material Subsidiary and giving the name and bearing a specimen signature of each individual who shall be authorized in the name and on behalf of the Borrowers and any Material Subsidiary, (a) to sign each of the Loan Documents; (b) to make Loan Requests; and (c) to give notices and to take other action under the Loan Documents.

         ss.10.4. Opinions of Counsel. The Agent shall have received a favorable opinion addressed to the Lenders, dated as of the Closing Date, from independent counsel to the Borrowers and the Subsidiaries, in form and substance acceptable to the Lenders, to the effect that (A) each of the Borrowers and the Material Subsidiary is a business corporation or limited liability company, as applicable, duly organized and validly existing under the laws of the state of its organization and each is duly qualified to do business in all jurisdictions in which the nature of its business or assets make such qualification necessary; (B) that the Loan Documents constitute binding obligations of the Borrowers or the Material Subsidiary enforceable in accordance with their terms; (C) that the Borrowers' and the Material Subsidiary's entrance into the obligations evidenced by the Loan Documents does not constitute a breach of the charter documents, articles of incorporation or bylaws of any Borrower or any Material Subsidiary or any other arrangements or agreements by which any Borrower or any Material Subsidiary is bound and that the Borrowers' and Material Subsidiary's entrance into and performance of the Borrowers loan obligations will not require any further approvals or consents; (D) that, to such counsel's knowledge, there is neither pending nor threatened any litigation, administrative proceedings or investigations which if adversely determined would have a Material Adverse Effect on any Borrower or Material Subsidiary or any Borrower's or any Material Subsidiary's financial condition or otherwise; (E) that the security interests granted to the Agent, on behalf of the Lenders, in connection with the Loans constitute a valid perfected security interest in the collateral described therein; (F) that the Real Estate and the intended use thereof is in full compliance with zoning and all other governmental laws and regulation applicable to the Real Estate; and (G) addressing such other matters as deemed appropriate by the Lenders.

         ss.10.5. Payment of Fees. The Borrowers shall have paid to the Agent (i) the reasonable fees and expenses of the Agent's counsel in connection with the documentation of the transactions described in this Credit Agreement and (ii) all fees then due and payable pursuant to ss.2.2(b), ss.2.2(c) and ss. 2.2(d) and elsewhere under this Credit Agreement.

         ss.10.6. Rittenhouse Transaction. The Borrowers' accountant shall have conducted the due diligence in connection with the Rittenhouse Transaction and such due diligence shall be deemed acceptable to the Lenders in all respects. The Borrowers shall have completed the Rittenhouse Transaction and Nashua shall have succeeded to all of the stock of RPC as contemplated by the Rittenhouse Transaction on terms and conditions acceptable to the Lenders.

         ss.10.7 Closing Agenda. The Borrowers and any Material Subsidiary shall have executed and delivered all of the Loan Documents as described herein. Without limiting the foregoing, the Borrowers shall have delivered to the Agent all of those items identified as "Borrowers' Documents" on the Closing Agenda attached hereto as Exhibit D and made a part hereof, all of which must be reasonably acceptable, in form and substance, to the Lenders.

         ss.10.8 Title Insurance. The Agent shall have received:

         (a) a title insurance policy written with a company acceptable to the Lenders, insuring that the Lenders have a valid first lien of record on Real Estate and that the title to Real Estate is good and marketable subject only to those exceptions approved by the Lenders. In addition, the policy shall have all standard exceptions, so-called, deleted, and shall include such other affirmative insurance and endorsements as may be requested by the Lenders;

         (b) a survey of Real Estate which shall locate the improvements as well as all easements and utilities on Real Estate and shall show (u) no violation of any applicable zoning or building requirements, restrictive covenants or the terms of any permits; (v) no encroachment of the improvements onto abutting premises; (w) no encroachment of improvements located on abutting premises onto Real Estate; (x) no material deviation from the acreage of Real Estate as the same may have been represented to the Lenders; (y) that Real Estate has access to or abuts a publicly accepted way; and (z) that Real Estate is not located in a flood hazard zone;

         ss.10.9 Employment Agreement. The Borrowers shall have entered into an employment agreement with Andrew Albert, on terms and conditions acceptable to the Lenders.

         ss.10.10 Valuation. The Lenders shall have received an independent determination of at least Six Million Seventy-Nine Thousand Dollars ($6,079,000) in orderly liquidation value of Nashua's machinery and equipment in which a first priority security interest must be granted to the Lenders pursuant to ss.2.11


ss.11. CONDITIONS TO ALL LOANS AND LETTER OF CREDIT. The obligations of the Lenders to make any Loan and the obligation of the Fronting Bank to issue any Letter of Credit whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         ss.11.1. Accuracy of Representations: No Event of Default. After giving effect to the Loans proposed to be made on such Drawdown Date and the issuance of any Letter of Credit, (i) all representations and warranties of the Borrowers and the Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true and correct, in all material respects, as of the date as of which they were made and shall also be true and correct, in all material respects, at and as of the time of the making of such Loan or issuance of Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents, or to the extent that such representations and warranties relate expressly to an earlier date) and (ii) no Event of Default or other event which, with the giving of notice or passage of time, would constitute an Event of Default shall have occurred and be continuing. Each notice of request for borrowing by the Borrowers hereunder and each issuance of a Letter of Credit shall constitute a representation and warranty that all conditions precedent set forth in Section 10 and 11 have been satisfied, as of the date of such borrowing or Letter of Credit.

         ss.11.2. Loan Request. The Agent shall have received a Loan Request in the form required by ss.2.7.

         ss.11.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan.

         ss.11.4 Due Diligence Complete. Before the Agent has any obligation to make any Loan to the Borrowers, the Borrowers shall have provided to the Agent copies of its constituent organizational documents, evidence of its continued legal existence, evidence of its compliance with the representations, warranties and covenants contained in this Credit Agreement, with opinions as to the due authorization, execution and delivery and enforceability of the Loan Documents with respect to such Borrowers, and such other information as the Agent may reasonably require of such Borrowers.

         ss.11.5 No Material Adverse Change. On and as of the date of such Loan or the issuance of any Letter of Credit, no material adverse change shall have occurred with respect to the condition (financial or otherwise), results of operations, business, operations, capitalization, assets or liabilities of any Borrower, or any Subsidiary of any Borrower since the Closing Date.

         ss.11.6 Field Audit. Within ninety (90) days of the Closing Date, the Lenders shall have completed their field audits relating to the Borrowers and the Collateral and shall have found the results acceptable to them.

         ss.11.7 Environmental Site Assessment. On or before June 1, 2000, the Lenders shall, have received a phase I environmental site assessment of the Real Estate (the "Phase I"), which shall be at the Borrowers' expense and be acceptable to the Lenders in their sole discretion. If the Phase I recommends additional audits or testing or provides evidence or information which suggests that potential environmental problems exist on the Real Estate, the Lenders may, require that a full or supplemental environmental inspection and audit report with respect to the Real Estate of a scope and level of detail satisfactory to the Lenders be prepared by an environmental engineer, at the Borrower's expense. If said report or inspection indicates the presence of any Hazardous Substance (which is not in material compliance with Environmental Laws and Permits) or a Release (which is not in material compliance with Environmental Laws and Permits) or the threat of a Release (which is not in material compliance with Environmental Laws and Permits) on, at or from the Real Estate, the Borrowers shall promptly undertake and diligently pursue to completion all necessary and appropriate investigative, containment, removal, clean up and other remedial actions, using methods recommended by the engineer or other person who prepared said audit report or such other actions or methods acceptable to the Lenders. Notwithstanding the foregoing, if the Borrower receives written notice from the Agent (after the Agent receives the foregoing environmental reports) that the Real Estate is not acceptable to the Required Lenders, the Borrowers will not be required to pursue the remediation of the Real Estate and the Term Loan shall be due and payable within ninety (90) days of the date of said written notice unless the Borrowers provide the Agent with other collateral acceptable to the Required Lenders in their sole discretion. Failure to comply with the foregoing shall constitute an Event of Default under the Loan Documents.

         ss.11.8 Appraisal. On or before April 30, 2000, the Lenders shall have received a full appraisal of the Real Estate indicating a value of not less than Twenty Million Dollars ($20,000,000) and in form and substance acceptable to the Lenders in their sole discretion.

ss.12.     THE AGENT.

         ss.12.1. Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under each of the Loan Documents specifically delegated to the Agent by the terms of this Credit Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in ss.12.5 and the first sentence of ss.12.6 shall include reference to its Affiliates and the respective officers, directors, employees and agents of the Agent and its Affiliates):
(a) shall have no duties or responsibilities except those expressly set forth in this Credit Agreement to be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Credit Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Credit Agreement, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Credit Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrowers or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by or consented to by the Required Lenders; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for is own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Subject to the foregoing, the Agent shall, on behalf of the Lenders, exercise any and all rights, powers and remedies of the Lenders under this Credit Agreement and any other Loan Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of ss.25.

         ss.12.2. Reliance by Agent. The Agent shall be entitled to rely upon any certifications, notices or communications (including any communications by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Credit Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with the instructions of the Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         ss.12.3. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the nonpayment of principal of or interest on the Notes or the Reimbursement Obligations under the Loan Documents) unless the Agent has received written notice from any Borrower or another Lender specifying such Event of Default. In the event that the Agent receives such a notice of the occurrence of an Event of Default, the Agent shall give a notice thereof to the Lenders (and shall give each Lender prompt notice of each such nonpayment). The Agent shall (subject to the provisions of ss.2.5 and ss.12.7) take such action with respect to such Event of Default as shall be directed by the Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interest of the Required Lenders.

         ss.12.4. Rights as a Lender. With respect to its Percentage Loans made by it, Fleet Bank-NH, in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, (subject to ss.7) lend money to and generally engage in any kind of banking, trust or other business with the Borrowers or their Subsidiaries, as if the Agent were not acting as the agent hereunder, and the Agent may accept fees and other consideration from any of such Persons for services as the Agent or otherwise without having to account for the same to the Lenders.

         ss.12.5. Indemnification. The Lenders agree to indemnify the Agent ratably in accordance with the aggregate principal amount of the Notes held by the Lenders (or, if no such principal is at the time outstanding, ratably in accordance with their respective Percentages), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or against the Agent in any way relating to or arising out of this Credit Agreement or any of the other Loan Documents or referred to herein or the transactions contemplated by or referred to herein or therein (including the costs and expenses which the Borrowers are obligated to pay but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms of this Credit Agreement or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

         ss.12.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and its own decision to enter into this Credit Agreement and the other Loan Documents and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Credit Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or businesses of the Borrowers which may come into the possession of the Agent or any of its Affiliates. Notwithstanding the foregoing, the Agent will use its best efforts to provide to the Lenders any and all information reasonably requested by them and reasonably available to the Agent promptly upon such request.

         ss.12.7. Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         ss.12.8. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. In the event Agent's Percentage shall at any time be less than 20%, Agent shall resign if requested by the other Lenders. Upon any such resignation, the Lenders shall appoint a successor Agent which shall be reasonably satisfactory to the Borrowers. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agents giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a lender which has a combined capital and surplus of at least $500,000,000 and which shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties if the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After the retiring Agent's resignation hereunder as Agent, the provisions of this ss.12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         ss.12.9. Cooperation of Lenders. Each Lender shall (a) endeavor to and shall not be liable for any failure to promptly notify the other Lenders and the Agent of any Event of Default known to such Lender under this Credit Agreement and not reasonably believed to have been previously disclosed to the other Lenders; and (b) provide the other Lenders and the Agent with such information and documentation as such other Lender or the Agent shall reasonably request in the performance of their respective duties hereunder, including all information relative to the outstanding balance of principal, interest and other sums owed to such Lender.

         ss.12.10. Amendment of ss. l2. Each Borrower hereby agrees that the provisions of this ss.12 (other than ss.12.8 and ss.12.11) generally constitute an agreement among the Agent and the Lenders and that any and all of the provisions of this ss.12 (other than ss.12.8 and ss.12.11) may be amended at any time by the Lenders without the consent or approval of, or notice to, any Borrower (other than the requirement of notice to Borrowers of the resignation of the Agent and other than any provision in addition to ss. 12.8 and ss. 12.11 to the extent that it directly affects the Borrowers).

         ss.12.11. Reliance. As to any consent that is granted or any other action that is taken by the Agent hereunder, or under the Loan Documents, the Borrowers shall be entitled to rely upon any of the foregoing granted, delivered or taken by the Agent without the necessity of inquiring or confirming the Agent's authority.

ss.13. SETOFF, ETC. Regardless of the adequacy of any Collateral, each Borrower hereby grants to the Lenders, a lien, security interest and right of setoff as security for all liabilities and Obligations to the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lenders or any entity under the control of any of the Lenders or their Affiliates, or in transit to any of them. At any time, without demand or notice, the Lenders may set off the same or any part thereof and apply the same to any liability or Obligation of the Borrowers and any Subsidiary even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE THE LENDERS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS PRIOR TO EXERCISING THEIR RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY SUBSIDIARY, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The Lenders agree among themselves that, with respect to all sums received by the Lenders applicable to the payment of principal of or interest on the Notes, equitable adjustment will be made among the Lenders so that, in effect, all such sums shall be shared ratably by each of the Lenders whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-claim or by the enforcement of any or all of the Notes. If any Lender receives any payment on its Notes of a sum or sums in excess of its pro rata portion, then such Lender receiving such excess payment shall purchase for cash from the other Lenders an interest in their Notes in such amounts as shall result in a ratable participation by each of the Lenders in the aggregate unpaid amounts of the Notes then outstanding; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

ss.14. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to pay (a) the reasonable direct, out-of-pocket costs of reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lenders (other than taxes based upon the Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Lenders with respect thereto),
(c) the reasonable fees, expenses and disbursements of the Agent's counsel incurred in connection with the preparation of the Loan Documents and other instruments mentioned herein and the reasonable fees, expenses and disbursements of the Agent's counsel and any local counsel to the Lenders in connection, with any amendments, modifications, approvals, consents, waivers or Replacement Lenders hereto or hereunder and (d) all reasonable out-of-pocket expenses (including attorneys fees and costs for external counsel to the Lenders and the allocated costs and disbursements of internal counsel of the Lenders) incurred by the Lenders in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against Borrowers or the administration thereof after the occurrence of an Event of Default or any event which, with the giving of notice or passage of time or both, would constitute an Event of Default,
(ii) any replacement of a Lender pursuant to ss.17.4 and (iii) any litigation, proceeding or dispute arising hereunder; provided, however, that the Borrowers shall have no obligation to pay for the expenses of the Agent or the Lenders to the extent such expenses result from the Agent's or any Lender's gross negligence, fraud or willful misconduct.

ss.15.    INDEMNIFICATION.

         ss.15.1. General Indemnification. Each Borrower agrees to indemnify and hold harmless each Lender from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby, including (a) any actual or proposed use by the Borrowers of the proceeds of any of the Loans, (b) any Borrower entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to any Borrower and its properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including the reasonable fees and disbursements of counsel for the Agent, incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrowers shall not have any obligation to indemnify the Agent or the Lenders for any liabilities, losses, damages or other expenses (i) incurred in connection with any litigation commenced by any Borrower against the Agent or any Lender, or by the Agent or any Lender against any Borrower, which seeks enforcement of any rights hereunder or under any other Loan Document and is determined adversely to the Agent or the Lenders in a final non-appealable judgment or (ii) to the extent such liabilities, losses, damages or other expenses result directly from the Agent's or any Lender's gross negligence, fraud or willful misconduct. If, and to the extent that the obligations of any Borrower under this ss.15 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         ss.15.2. Foreign Currency Indemnification. Each Borrower waives, to the extent it may lawfully do so, any right they may have in any jurisdiction to pay any Loans in a currency other than the currency in which such Loan is expressed to be payable under the Loan Documents (the "Agreed Currency"). If a judgment or order is rendered by a court or other tribunal of competent jurisdiction for the payment of amounts owing to the Lenders under the Loan Documents and such order or judgment is expressed in a currency other than the currency agreed to be paid under the Loan Documents, or in the event that any payment is made in any currency other than the Agreed Currency, each Borrower shall, to the extent permitted by applicable law, indemnify and hold the Lenders harmless against any deficiency arising from or resulting from any variation in rates of exchange between (i) the rate at which any amount expressed in the Agreed Currency is converted for purposes of such judgment, order or payment into an equivalent amount of the payment currency, and (ii) the rate at which at the time of payment of such amount pursuant to any Loan Document such Agreed Currency could be purchased by the Agent with the payment currency in the spot market in the place where such payment was to have been made.

ss.16. SURVIVAL OF COVENANTS. ETC. All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by each Lender, notwithstanding any investigation heretofore or hereafter made by and shall survive the making by the Lenders of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or any of the other Loan Documents remains outstanding or the Lenders have any obligation to make any Loans. All statements contained in any certificate or other paper delivered to the Lenders at any time by or on behalf of the Borrowers pursuant hereto shall constitute representations and warranties as of the date thereof by the Borrowers hereunder.

ss.17.     ASSIGNMENT AND PARTICIPATION.

         ss.17.1. Assignment by the Lenders. No Lender shall assign or transfer any of its rights or obligations under any of the Loan Documents
(i) without the prior written consent of the Borrowers and the Agent, and
(ii) in amounts of less than $5,000,000 unless such Lender assigns its entire remaining interest under the Loan Documents; provided, however, that any Lender may, at any time and from time to time, sell, transfer, assign or otherwise grant an interest in any Loan to a Subsidiary or any Affiliate of such Lender or to a Federal Reserve Bank of the United States; and provided, further, that upon the occurrence and during the continuance of an Event of Default, no consent of the Borrowers shall be required to any assignment. No assignment of any Lender's interest in the Loans or Loan Documents shall be effective until the execution and delivery by the assignee of a counterpart signature page to this Credit Agreement. The Borrowers shall execute and deliver any Notes and other documents, instruments and agreements required by the assignee Lender and the Agent to effectuate such assignment. The assigning Lender shall pay to the Agent an administrative fee in the amount of $3,500 at the time of such assignment, in connection with and as a condition to the effectiveness of any such assignment. Any Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Notes to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Lenders from their obligations under any of the Loan Documents.

         ss.17.2. Assignment by Borrowers. The Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of the Lenders.

         ss.17.3. Participations by the Lenders. Any Lender may, without the consent of Borrowers, the Agent or any other Lender, sell participating interests to one or more banks or other entities (each a "Participant") in all or a portion of such Lender's rights and obligations under this Credit Agreement and the Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (iv) such participation shall be in an amount of not less than $5,000,000. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement. Each Borrower agrees that each Participant shall be entitled to the benefits of ss.4.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to ss.17.1.

         ss.17.4. Replacement of Lender. In the event that any Lender (other than the Agent in its capacity as a Lender) or, to the extent applicable, any Participant (the "Affected Lender"):

         (a) fails to perform its obligations to fund any portion of any Loan or Letter of Credit on or after the Closing Date when required to do so by the terms of this Credit Agreement, or fails to provide its portion of any LIBOR Loan pursuant to ss.2 or on account of any legal requirement as contemplated by ss.4.4; or

         (b) refuses to consent to a proposed extension of the Maturity Date that is consented to by all of the other Lenders; or

         (c) refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of all of the Lenders under ss.25 that is consented to by Lenders owning at least 66% of the Percentages of the Total Commitment;

then, so long as no Event of Default exists, the Borrowers shall have the right to seek, at their own cost and expense, a replacement lender which is reasonably satisfactory to the Agent and the Required Lenders (the "Replacement Lender"). The Replacement Lender shall purchase the interests of the Affected Lender in the Loans and its Commitment and shall assume the obligations of the Affected Lender hereunder and under the other Loan Documents upon execution by the Replacement Lender of an assignment agreement in form and substance reasonably satisfactory to the Replacement Lender and Affected Lender, and the tender by the Replacement Lender to the Affected Lender of a purchase price agreed between the Replacement Lender and the Affected Lender. Such assignment by any Affected Lender who has performed its obligations hereunder shall be deemed an early termination of any Loans to the extent of such Affected Lender's portion thereof, and the Borrowers will pay to such Affected Lender any resulting amounts due under ss.4.8. Upon consummation of such assignment, (i) the Replacement Lender shall become party to this Credit Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this Credit Agreement and the other Loan Documents with a Percentage equal to the Percentage of the Affected Lender, (ii) the Affected Lender shall be released from its obligations hereunder and under the other Loan Documents and (iii) no further consent or action by any party shall be required. Borrowers shall sign such documents and take such other actions reasonably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Loan Documents. Until the consummation of an assignment in accordance with the foregoing provisions of this ss.17.4, the Borrowers shall continue to pay to the Affected Lender any Obligations as they become due and payable.

ss.18.     FOREIGN LENDER.  If any Lender is not incorporated or organized under the laws of the United States of America or a state thereof, such Lender shall deliver to and the Agent at the following:

         (a) Two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes; provided, however, that if such Lender is not a "bank" within the meaning of Section 881 (c)(3)(A) of the Code and cannot deliver Form 100 br 4224, such Lender shall deliver to and the Agent a certificate to such effect; and

         (b) A duly completed Internal Revenue Service Form W-8 or W-9 or successor form, as the case may be, to establish an exemption from United States backup withholding tax.

         Each such Lender that delivers to and the Agent a Form 1001 or 4224 and Form W-S or 9 pursuant to this ss. 18 further undertakes to deliver to and the Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to and the Agent. Such Forms 1001 or 4224 shall certify that such Lender is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes. The foregoing documents need not be delivered in the event any change in treaty, law or regulation or official interpretation thereof has occurred which renders all such forms inapplicable or which would prevent such Lender from delivering any such form with respect to it, or such Lender advises that it is not capable of receiving payments without any deduction or withholding of United States federal income tax and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Until such time as and the Agent have received such forms indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrowers shall withhold taxes from such payments at the applicable statutory rate without regard to ss.4.1(b).

ss.19. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight, or sent by telecopy, and confirmed by delivery via courier or registered or certified first class mail, postage prepaid, addressed as follows:

         (a) if to Borrowers, at 44 Franklin Street, Nashua, New Hampshire 03064, Attention: John L. Patenaude, Chief Financial Officer, and at 250 South Northwest Highway, Park Ridge, Illinois 60068 Attn: ________________, or at such other address for notice as Borrowers shall last have furnished in writing to the Person giving the notice;

with a copy to:     Mark N. Polebaum, Esquire
                    Hale and Dorr LLP
                    60 State Street
                    Boston, Massachusetts 02109

         (b) if to the Agent in its capacity as Agent or as Lender, at 1155 Elm Street, Manchester, New Hampshire 03101, Attention: John A. Hopper, Senior Vice President, or at such other address for notice as shall last have furnished in writing to the Person giving the notice;

with a copy to:     Camille Holton Di Croce, Esquire
                    Devine, Millimet & Branch, P.A.
                    111 Amherst Street
                    P.O.  Box 719
                    Manchester, New Hampshire 03105

         (c) if to any Lender, at such Lender's address as shown on its signature page, with a copy to any Person designated thereon;

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile (so long as a confirmation receipt is received) to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

ss.20. GOVERNING LAW; JURISDICTION. This Agreement and the Loan Documents shall be construed and their provisions interpreted under and in accordance with the laws of the State of New Hampshire. The Borrowers and the Subsidiaries, to the extent they may legally do so, hereby consent to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in any such courts.

ss.21.     HEADINGS.  The captions in this Credit Agreement are for
convenience of reference only and shall not define or limit the provisions hereof.

ss.22. COUNTERPARTS. This Credit Agreement and any amendment hereof may be, executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. The counterpart signature pages signed by each Lender hereto and any Material Subsidiary are expressly agreed and acknowledged to be integrated parts of this Credit Agreement.

ss.23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby and thereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.25.

ss.24. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS AND THE SUBSIDIARIES, THE AGENT AND THE LENDERS HEREBY WAIVE ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, AND, EXCEPT IN THE CASE OF THE GROSS NEGLIGENCE, FRAUD, BAD FAITH OR WILLFUL MISCONDUCT OF THE AGENT OR ANY LENDER, EACH OF THE BORROWERS AND THE SUBSIDIARIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER AND EACH SUBSIDIARY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT EACH OF THE AGENT AND THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT EACH OF THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

ss.25. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Lenders or the Agent may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment or waiver shall, without the prior written consent of the Agent and all of the Lenders, (a) extend the fixed maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal or interest of, any Note; (b) change or waive the Total Commitment or Revolving Loan Commitment (other than reductions in the Revolving Loan Commitments pursuant to ss.2.3) or Percentage; (c) amend or waive this ss.25 or amend or waive the definition of Required Lenders; (d) change or waive the amount or payment terms of fees due hereunder; or (e) amend or waive any of ss.8 or ss.9.1(a), (f) or
(g) or ss.11. No waiver shall extend to or affect any obligation not expressly waived nor impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lenders in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar other circumstances.

ss.26.     CONFIDENTIALITY.  No Lender will make any disclosure of
confidential information furnished to it by the Borrowers or any of the Subsidiaries unless such information shall have become public, except:

         (a) in connection with operations under or the enforcement of or the protection of a Lender's interest in this Credit Agreement or any other Loan Document to Persons who have a reasonable need to be furnished such information;

         (b) pursuant to any law, rule or statutory or regulatory requirement or any court order, subpoena or other legal process;

         (c) to any parent or corporate Affiliate of such Lender or to any Participant, proposed Participant, assignee, proposed assignee, Replacement Lender or proposed Replacement Lender; provided, however, that any such Person shall agree to comply with the restrictions set forth in this ss.26 with respect to such information;

         (d) to its directors, officers, employees, agents, independent counsel, auditors and other professional advisors and consultants with an instruction to such Person to keep such information confidential;

         (e) to any other Lender and to the Agent and any successor Agent or prospective successor Agent; and

         (f) with the prior written consent of the Borrowers, to any other
Person.

ss.27. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

ss.28.     NATURE OF LENDER'S OBLIGATIONS.  The Lenders' obligations to make their respective Loans are several and not joint or joint and several. Any Lender which is not in default in the performance of its obligations may, in its discretion, assume the obligations of any other Lender which is in default.

         WITNESS our hands and seals as of this 14th day of April, 2000.

WITNESS                             BORROWER:
                                    NASHUA CORPORATION

/s/ Gregory Shaw                    By: /s/ John L. Patenaude
______________________________         ______________________________________
                                       John L. Patenaude, Its Duly Authorized
                                       Vice President-Finance and Chief
                                       Financial Officer


                                    RITTENHOUSE PAPER COMPANY


/s/ Gregory Shaw                    By: /s/ Gerald G. Garbacz
______________________________         ______________________________________
                                       Gerald G. Garbacz, Its Duly Authorized
                                       Chairman of the Board


                                    RITTENHOUSE, L.L.C.


/s/ Gregory Shaw                    By: /s/ Gerald G. Garbacz
______________________________         ______________________________________
                                       Gerald G. Garbacz, Its Duly Authorized
                                       Chairman of the Executive Committee


                                    AGENT:
                                    FLEET BANK-NH


/s/ Gregory Shaw                    By: /s/ John A. Hopper
______________________________         ___________________________________
                                       John A. Hopper, Its Duly
                                       Authorized Senior Vice President


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this 14th day of April, 2000, by John L. Patenaude, the duly authorized Vice
President-Finance and Chief Financial Officer of NASHUA CORPORATION, a Delaware corporation, on behalf of the same.


                                    /s/ Laura S. Kaplan
                                    -------------------------------------
                                    Notary Public
                                    My Commission Expires: January 19, 2005
                                    Notary Seal


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this 14th day of April, 2000, by Gerald G. Garbacz, the duly authorized Chairman of the Board of RITTENHOUSE PAPER COMPANY, an Illinois corporation, on behalf of the same.


                                    /s/ Laura S. Kaplan
                                    -------------------------------------
                                    Notary Public
                                    My Commission Expires: January 19, 2005
                                    Notary Seal


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this 14th day of April, 2000, by Gerald G. Garbacz, the duly authorized Chairman of the Executive Committee of RITTENHOUSE, L.L.C., an Illinois limited liability company, on behalf of the same.


                                    /s/ Laura S. Kaplan
                                    -------------------------------------
                                    Notary Public
                                    My Commission Expires: January 19, 2005
                                    Notary Seal


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this 14th day of April, 2000, by John A. Hopper, the duly authorized Senior Vice President, of Fleet Bank-NH, a bank organized under the laws of the State of New Hampshire, on behalf of the same.


                                    /s/ Laura S. Kaplan
                                    -------------------------------------
                                    Notary Public
                                    My Commission Expires: January 19, 2005
                                    Notary Seal




  LENDER COUNTERPART SIGNATURE PAGE TO REVOLVING CREDIT AND TERM AGREEMENT

            AMONG NASHUA CORPORATION, RITTENHOUSE PAPER COMPANY

                    AND RITTENHOUSE, L.L.C. AS BORROWER,

                          FLEET BANK-NH, AS AGENT

                              AND THE LENDERS


                                    LENDER:
                                    FLEET BANK-NH


/s/ Gregory Shaw                    By: /s/ John A. Hopper
______________________________         _________________________________
Witness                                John A. Hopper, Its Duly
                                       Authorized Senior Vice President


                                    Address for Notices:

                                    Fleet Bank-NH
                                    1155 Elm Street
                                    Manchester, NH 03101
                                    Attn: John A. Hopper, Senior Vice President
                                    Telephone: (603) 647-7936
                                    Telecopier: (603) 647-7617


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this 14th day of April, 2000, by John A. Hopper, the duly authorized Senior Vice President, of Fleet Bank-NH, a bank organized under the laws of the State of New Hampshire, on behalf of the same.


                                    /s/ Laura S. Kaplan
                                    -------------------------------------
                                    Notary Public
                                    My Commission Expires: January 19, 2005
                                    Notary Seal




 LENDER COUNTERPART SIGNATURE PAGE TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

            AMONG NASHUA CORPORATION, RITTENHOUSE PAPER COMPANY

                   AND RITTENHOUSE, L.L.C., AS BORROWER,

                          FLEET BANK-NH, AS AGENT

                              AND THE LENDERS

                                     LENDER:
                                     LASALLE BANK NATIONAL ASSOCIATION


/s/ Diane Waters                     By: /s/ Monika Casey
______________________________          _______________________________
Witness                                 Monika Casey, Its Duly
                                        Authorized Vice President



                                    Address for Notices:

                                    LaSalle Bank National Association
                                    135 LaSalle Street
                                    Chicago, IL  60603
                                    Attn:  Richard Bott
                                    Telephone:  (312) 904-2000
                                    Telecopier: (312) 904-1706

                                    with a copy to:

                                    LaSalle Bank National Association
                                    2355 South Arlington Heights Road
                                    Suite 500
                                    Arlington Heights, IL 60005
                                    Attn: Monika Casey
                                    Telephone:  (847) 545-5413
                                    Telecopier: (847) 545-5450


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this 14th day of April, 2000, by Monika Casey, the duly authorized Vice President, of LaSalle Bank National Association, a national banking association, on behalf of the same.


                                    /s/ Diane Waters
                                    -------------------------------------
                                    Justice of the Peace/Notary Public
                                    My Commission Expires: 1-14-2003
                                    Notary Seal




   COUNTERPART SIGNATURE PAGE TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

            AMONG NASHUA CORPORATION, RITTENHOUSE PAPER COMPANY

                   AND RITTENHOUSE, L.L.C. , AS BORROWER,

                          FLEET BANK-NH, AS AGENT

                              AND THE LENDERS

                       JOINDER OF MATERIAL SUBSIDIARY

         The undersigned, being the Person named as a Material Subsidiary pursuant to ss.7.13 of the Credit Agreement, hereby joins herein and agrees to be legally and equitably bound by all of the terms, covenants, warranties, representations, conditions and other provisions thereof, as of the ____ day of April, 2000.


                                    -----------------------------------


                                    By:  _______________________________
                                         ______________________, Its Duly
                                         Authorized ____________________


                                    Address for Notices:

                                    ____________________________________

                                    ____________________________________


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this ____ day of April, 2000, by _________________, the duly authorized
___________________, of _______________, a _____________________________,
on behalf of the same.


                                    -------------------------------------
                                    Justice of the Peace/Notary Public
                                    My Commission Expires:_______________
                                    Notary Seal